UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

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Exchange Act of 1934 (Amendment No.     )

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Tyler Technologies, Inc.

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March 31, 2010
Dear Stockholder:
     You are cordially invited to attend the annual meeting of stockholders of Tyler Technologies, Inc. to be held on Thursday, May 13, 2010, in Dallas, Texas at the Park City Club, 5956 Sherry Lane, Suite 1700, commencing at 9:30 a.m., local time. Details of the business to be conducted at the meeting are given in the attached Notice of Annual Meeting and Proxy Statement.
     Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and return the enclosed proxy or vote through the Internet at your earliest convenience. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.
     On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of the Company.
Yours very truly,
JOHN M. YEAMAN
Chairman of the Board

TYLER TECHNOLOGIES, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 13, 2010
To the Stockholders of
          TYLER TECHNOLOGIES, INC.:
     The annual meeting of stockholders will be held in Dallas, Texas at the Park City Club, 5956 Sherry Lane, Suite 1700, at 9:30 a.m., local time. At the meeting, you will be asked to:
(1)	elect seven directors to serve until the next annual meeting or until their respective successors are duly elected and qualified;

(2)	consider and vote upon a proposal to adopt the Tyler Technologies, Inc. 2010 Stock Option Plan;

(3)	ratify the selection of Ernst & Young LLP as our independent auditors for fiscal year 2010; and

(4)	transact such other business as may properly come before the meeting.
     Only stockholders of record on March 19, 2010 may vote at the annual meeting. A list of those stockholders will be available for examination at our corporate headquarters, 5949 Sherry Lane, Suite 1400, Dallas, Texas 75225, from May 3 through May 13, 2010.
     Please date and sign the enclosed proxy card and return it promptly in the enclosed envelope or vote through the Internet as described on the enclosed proxy card. No postage is required if the proxy card is mailed in the United States. Your prompt response will reduce the time and expense of solicitation.
     The enclosed 2009 Annual Report does not form any part of the proxy solicitation material.

By Order of the Board of Directors

H. Lynn Moore, Jr.
Executive Vice President,
General Counsel, and Secretary
Dallas, Texas
March 31, 2010

THE ANNUAL MEETING
General Information
     The annual meeting will be held in Dallas, Texas at the Park City Club, 5956 Sherry Lane, Suite 1700, on Thursday, May 13, 2010, at 9:30 a.m., local time. At the annual meeting, you will be asked to consider and vote upon the following proposals:
•	Proposal One — Election of seven directors to serve until the next annual meeting or until their respective successors are duly elected and qualified;

•	Proposal Two — Adoption of the Tyler Technologies, Inc. 2010 Stock Option Plan; and

•	Proposal Three — Ratification of the selection of Ernst & Young LLP as our independent auditors for fiscal year 2010.
Only stockholders of record on March 19, 2010 are entitled to vote at the annual meeting. On March 19, 2010, we had 35,049,570 shares of common stock issued and outstanding. Each stockholder will be entitled to one vote, in person or by proxy, for each share of common stock held in his or her name. A majority of our shares of common stock must be present, either in person or by proxy, to constitute a quorum for action at the annual meeting. Abstentions and broker non-votes are counted for purposes of determining a quorum. Abstentions are counted in tabulating the votes cast on any proposal, but are not counted as votes either for or against a proposal. Broker non-votes are not counted as votes cast for purposes of determining whether a proposal has been approved.
Proxy Solicitation, Revocation, and Expense
     The accompanying proxy is being solicited on behalf of the Board of Directors. Your shares will be voted at the annual meeting as you direct in the enclosed proxy or through the Internet, provided that the proxy is completed, signed, and returned to us prior to the annual meeting. No proxy can vote for more than seven nominees for director. If you return a proxy but fail to indicate how you wish your shares to be voted, then your shares will be voted in favor of each of the nominees for director.
     After you sign and return your proxy, you may revoke it prior to the meeting either by (i) filing a written notice of revocation at our corporate headquarters, (ii) attending the annual meeting and voting your shares in person, or (iii) delivering to us another duly executed proxy that is dated after the initial proxy.
     We will bear the expense of preparing, printing, and mailing the proxy solicitation material and the proxy. In addition to use of the mail, we may solicit proxies by personal interview or telephone by our directors, officers, and employees. We may also engage the services of a proxy solicitation firm to assist us in the solicitation of proxies. We estimate that the fee of any such firm will not exceed $10,000 plus reimbursement of reasonable out-of-pocket expenses. Arrangements may also be made with brokerage houses and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to record stockholders, and we may reimburse them for their reasonable out-of-pocket expenses.
PROPOSALS FOR CONSIDERATION
Proposal One — Election of Directors
     At the annual meeting, you will be asked to elect a board of seven directors. The election of directors shall be determined by plurality vote.
     The nominees for director are: Donald R. Brattain; J. Luther King, Jr.; John S. Marr, Jr.; G. Stuart Reeves; Michael D. Richards; Dustin R. Womble; and John M. Yeaman. Each of the nominees currently serves on our Board of Directors. For more information regarding these nominees and their qualifications, see “Tyler Management.” Each nominee has indicated that he is able and willing to serve as a director. If any of the nominees becomes unable to serve prior to the meeting, the persons named in the enclosed proxy will vote the shares covered by your executed proxy for a substitute nominee as selected by the Board of Directors. You may withhold authority to vote for any nominee by entering his name in the space provided on the proxy card.

Our Board of Directors unanimously recommends that the stockholders vote FOR each of the nominees for director.
Proposal Two — Adoption of the Tyler Technologies, Inc. 2010 Stock Option Plan
     At the annual meeting, you will also be asked to consider and vote upon a proposal to adopt the Tyler Technologies, Inc. 2010 Stock Option Plan. The affirmative vote of holders of a majority of the voting power of the shares actually voted at the annual meeting is required to adopt the 2010 Stock Option Plan.
     The number of shares of our common stock that are subject to the Stock Option Plan is 5,000,000. The 2010 Stock Option Plan is intended to replace our 2000 Amended and Restated Stock Option Plan, which expires on May 12, 2010. The 2000 Stock Option Plan, as amended, authorized the issuance of a total of 11,000,000 shares of our common stock. The number of our shares subject to outstanding options under the 2000 Stock Option Plan is disclosed below.
     The purpose of the 2010 Stock Option Plan is to enable us to provide additional incentives to selected employees whose substantial contributions are important to our continued growth and profitability. The following summary does not contain all of the information in the 2010 Stock Option Plan. A copy of the 2010 Stock Option Plan is attached as Appendix A.
     Purpose of the 2010 Stock Option Plan. Stock options are designed to strengthen the commitment of selected employees, directors, and consultants, to motivate those individuals to perform their assigned responsibilities diligently and skillfully, and to attract and retain competent entrepreneurial-type management dedicated to our long-term growth and profitability. We believe this can best be accomplished by tying a portion of compensation to appreciation in the market value of our common stock so that the management and selected employees, non-employee directors, and consultants are rewarded only if the value of your investment in our common stock has appreciated.
     Description of the 2010 Stock Option Plan. The 2010 Stock Option Plan is designed to permit the applicable administering committee to grant options to selected employees, directors, and consultants to purchase shares of our common stock. The plan requires that the purchase price under each stock option will not be less than 100% of the fair market value of our common stock at the time of the grant of the option. (Under the 2000 Stock Option Plan, the administering committee had discretion in setting the exercise price for nonqualified options.) The fair market value per share is the reported closing price of our common stock on the New York Stock Exchange on the date of the grant of the option, or if no sale has been reported on such date, on the next preceding day or the last day prior to the date of grant when the sale was reported. The option period may not be more than ten years from the date the option is granted. Except with respect to options granted to officers and directors, the Executive Committee grants options to eligible individuals, determines the purchase price and option period at the time the option is granted, and administers and interprets the plan. The Compensation Committee grants options and administers the plan with respect to officers, and our Board of Directors, as a whole, grants options and administers the plan with respect to directors. Options may be exercised in annual installments as specified by the administering committee or, if applicable, our Board of Directors. All installments that become exercisable are cumulative and may be exercised at any time after they become exercisable until expiration of the option. The Stock Option Plan contains provisions governing any “Change in Control,” as defined therein, including accelerated vesting of options under certain circumstances.
     The exercise price of options is paid in cash or by check at the time of exercise or, if provided for in the option agreement and elected by the option holder, through one or more of the following methods: (1) a same-day sale arrangement between the option holder and a broker-dealer whereby the option holder authorizes the broker-dealer to sell a specified number of the shares of common stock to be acquired on the exercise of the option, having a then fair market value equal to the sum of the exercise price of the option, plus any transaction costs, with the remainder of the shares being delivered to the option holder; (2) a margin commitment from the option holder and a broker-dealer where the exercised shares are pledged as security for a loan from the broker-dealer in the amount of the exercise price, or (3) the tender of shares of our common stock, provided that such shares either (a) have been owned by the option holder for more than six months and have been “paid for” within the meaning of Rule 144 promulgated under the Securities Act of 1933 or (b) were obtained by the option holder in the public market (“Qualifying Shares”). If the option is exercised by tendering Qualifying Shares, the number of shares tendered shall be determined by the fair market value per share on the date of the exercise, as determined by us. Shares of common stock deliverable upon exercise of the options may be transferred from treasury or issued from authorized but unissued shares.
     The 2010 Stock Option Plan will terminate on May 13, 2020, and no options may thereafter be granted under the plan. Our Board of Directors may amend, alter, or discontinue the plan, or any part thereof, at any time and for any reason. However, we will obtain stockholder approval for any amendment to the plan to the extent necessary and desirable to comply with applicable law. The administering committee may also make appropriate adjustments in the number of shares covered by the plan, the number of shares subject to outstanding options, and the option prices to reflect any stock dividend, stock split, share combination, or other recapitalization and, with respect to outstanding options and option prices, to reflect any merger, consolidation, reorganization, liquidation, or similar transaction.
     Incentive stock options and nonqualified stock options may be granted under the plan to our employees. Non-employee directors, as well as consultants, are eligible for the grant of nonqualified stock options. The maximum number of shares that may be subject to options granted to any one person under the plan during any calendar year may not exceed 1,000,000. The 2000 Stock Option Plan did not have any similar restrictions, except for limitations on grants of incentive stock options, which are also included in the 2010 Stock Option Plan as discussed below.
     Incentive stock options are options that meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and nonqualified stock options are options that do not meet the requirements of Section 422 of the Code. No incentive stock option, however, may be granted under the Stock Option Plan to an employee who owns more than 10% of the voting power of all classes of securities unless the option price is at least 110% of the fair market value of our common stock at the date of grant and the option is not exercisable more than five years after it is granted. There is no limit on the fair market value of incentive stock options that may be granted to an employee in any calendar year, but no employee may be granted incentive stock options that first become exercisable during a calendar year for the purchase of stock with an aggregate fair market value (determined as of the date of grant of each option) in excess of $100,000. An incentive stock option (or an installment thereof) counts against the annual limitation only in the year it first becomes exercisable.
     The applicable administering committee may provide for the termination of options in case of termination of employment, directorship, consultant relationship, dishonesty, or any other reason the administering committee determines. If an option expires or terminates before it has been exercised in full, then the shares of common stock allocable to the unexercised portion of that option may become subject to future grants of options. Upon termination of the employment, directorship, or consultant relationship of an option holder, his or her option is exercisable after termination to the extent provided in the option agreement. The option then terminates. Under the 2000 Stock Option Plan, this exercisability period was set at 30 days after termination. If an option holder dies or becomes disabled before the termination of his right to exercise his or her option, the legal representatives of the estate, or the option holder in the event of his disability, may also exercise his or her option to the extent provided in the option agreement. Under the 2000 Stock Option Plan, this exercisability period was set at the first to occur of the date of expiration of the option period or one year from the date of the option holder’s death or disability. The option may be exercised only as to those shares the option holder could have purchased under the option on the date of death, disability, or other termination. Options may not be transferred other than by will or the laws of descent and distribution and, during the lifetime of the option holder, may be exercised only by him.
     Tax Status of Options. An option holder has no taxable income, and we are not entitled to a deduction, at the time of the grant of an option. All stock options that qualify under the rules of Section 422 of the Code will be entitled to “incentive stock option” treatment. To receive incentive stock option treatment, an option holder must not dispose of the acquired stock within two years after the option is granted and within one year after the exercise. In addition, the individual must have been an employee for the entire time from the date of granting the option until three months (one year if the employee is disabled) before the date of the exercise. The requirements that the individual be an employee and the two-year and one-year holding periods are waived in the case of death of the employee. If all such requirements are met, then any gain upon sale of the stock will be entitled to capital gain treatment. The employee’s gain on exercise (the excess of the fair market value at the time of exercise over the exercise price) of an incentive stock option is a tax preference item and, accordingly, is included in the computation of alternative minimum taxable income, even though it is not included in taxable income for purposes of determining regular tax liability of an employee. Consequently, an option holder may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option.
     If an employee does not meet the two-year and one-year holding requirements (a “disqualifying disposition”), then tax will be imposed at the time of sale of the stock. In such event, the employee’s gain on exercise of the incentive stock option will be compensation to him taxed as ordinary income rather than capital gain to the extent the fair market value of the acquired common stock on the date of exercise of the incentive stock option exceeds the aggregate exercise price paid for that common stock, and we will be entitled to a corresponding deduction at the time of sale. If the amount realized on the disqualifying disposition is less than the fair market value of the common stock on the date of exercise of the incentive stock option, the total amount includable in the option holder’s gross income, and the amount deductible by us, will equal the excess of the amount realized on the disqualifying disposition over the exercise price.
     An option holder, upon exercise of a nonqualified stock option that does not qualify as an incentive stock option, recognizes ordinary income in an amount equal to the gain on exercise. The exercise of a nonqualified stock option entitles us to a tax deduction in the same amount as is includable in the income of the option holder for the year in which the exercise occurred. Any gain or loss realized by an option holder on subsequent disposition of shares generally is a capital gain or loss and does not result in any tax deduction to us.
     Different tax consequences may result from stock-for-stock exercises of options.
     THE FOREGOING SUMMARY OF THE EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE 2010 STOCK OPTION PLAN DOES NOT PURPORT TO BE COMPLETE, AND IT IS RECOMMENDED THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR COUNSELING. MOREOVER, THE FOREGOING SUMMARY IS BASED UPON PRESENT FEDERAL INCOME TAX LAWS AND IS SUBJECT TO CHANGE. THE TAX TREATMENT UNDER FOREIGN, STATE, OR LOCAL LAW IS NOT COVERED IN THIS SUMMARY.
     Other Equity Compensation Plans. The following table summarizes certain information related to our 2000 Stock Option Plan and our Employee Stock Purchase Plan (“ESPP”). There are no warrants or rights related to our equity compensation plans as of December 31, 2009.

			Number of securities remaining
	Number of securities to be	Weighted average	available for future issuance
	issued upon exercise of	exercise price of	under equity compensation
	outstanding options,	outstanding	plans (excluding securities
	warrants and rights as of	options, warrants	reflected in initial column as of
Plan Category	December 31, 2009	and rights	December 31, 2009)
Equity compensation plans approved by security shareholders:
Stock options	5,703,430	$11.12	176,378
ESPP	25,072	16.92	341,306
Equity compensation plans not approved by security shareholders	—	—	—

	5,728,502	$11.15	517,684

Our Board of Directors unanimously recommends that the stockholders vote FOR the amendment to the 2010 Stock Option Plan.

Proposal Three — Ratification of Ernst & Young LLP as Our Independent Auditors for Fiscal Year 2010
     The Audit Committee has selected Ernst & Young LLP, independent registered public accounting firm, as our independent auditors for fiscal year 2010, subject to ratification by the stockholders. The affirmative vote of holders of a majority of the voting power of the shares actually voted at the annual meeting is required to ratify Ernst & Young LLP as our independent auditors for fiscal year 2010.
     Ernst & Young LLP served as our independent auditors for fiscal years 2009 and 2008. A representative of Ernst & Young LLP is expected to be present at the annual meeting. That representative will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.
     Ernst & Young’s fees for all professional services during each of the last two fiscal years were as follows:

	2009	2008
Audit Fees	$1,129,000	$1,095,000
Audit Related Fees	18,000	63,000
Tax Fees	29,000	19,000

Total	$1,176,000	$1,177,000
     Audit Fees. Fees for audit services include fees associated with the annual audit, the review of our interim financial statements, and the auditor’s opinions related to internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act.
     Audit-Related Fees. Fees for audit-related services generally include fees for accounting consultations and Securities and Exchange Commission (“SEC”) filings.
     Tax Fees. Fees for tax services include fees for tax consulting and tax compliance.
     All Other Fees. We did not engage Ernst & Young LLP for any other services in 2009 or 2008.
     The Audit Committee approved all of the independent auditor engagements and fees presented above. Our Audit Committee Charter requires that the Audit Committee pre-approve all audit and non-audit services provided to us by our independent auditors. All such services performed in 2009 were pre-approved by the Audit Committee. For more information on these policies and procedures, see “Board of Directors and Corporate Governance Principles — Pre-Approval Policies and Procedures for Audit and Non-Audit Services.”
Our Board of Directors unanimously recommends that the stockholders vote FOR the ratification of Ernst & Young LLP as our independent auditors for fiscal year 2010.

TYLER MANAGEMENT
Directors, Nominees for Director, and Executive Officers
     Below is a brief description of our directors, nominees for director, and executive officers. Each director holds office until our next annual meeting or until his successor is elected and qualified. Executive officers are elected annually by the Board of Directors and hold office until the next annual board meeting or until their successors are elected and qualified.

Name / Age	Present Position	Served Since
John M. Yeaman, 69	Chairman of the Board	2004
	Director	1999
John S. Marr, Jr., 50	President and Chief Executive Officer	2004
	Director	2002
Donald R. Brattain, 69	Director	2004
Luther King, Jr., 70	Director	2004
G. Stuart Reeves, 70	Director	2001
Michael D. Richards, 59	Director	2002
Dustin R. Womble, 50	Executive Vice President	2003
	Director	2005
Brian K. Miller, 51	Executive Vice President	2008
	Chief Financial Officer	2005
	Treasurer	1997
H. Lynn Moore, Jr., 42	Executive Vice President	2008
	Secretary	2000
	General Counsel	1998
Business Experience of Directors, Nominees for Director, and Executive Officers
     John M. Yeaman has served as Chairman of the Board since July 2004. From April 2002 until July 2004, Mr. Yeaman served as President and Chief Executive Officer; from March 2000 until April 2002, he served as President and Co-Chief Executive Officer; and from December 1998 until March 2000, he was President and Chief Executive Officer. Mr. Yeaman was elected to our Board of Directors in February 1999. Mr. Yeaman also serves as Chairman of the Executive Committee. From 1980 until 1998, Mr. Yeaman was associated with Electronic Data Systems Corporation (“EDS”). Mr. Yeaman began his career with Eastman Kodak Company. Mr. Yeaman also serves on the Board of Directors of Park Cities Bank in Dallas, Texas.
     John S. Marr, Jr. has served as President and Chief Executive Officer since July 2004. From July 2003 until July 2004, Mr. Marr served as Chief Operating Officer. Mr. Marr has served on our Board of Directors since May 2002 and is currently a member of the Executive Committee. Mr. Marr also served as President of MUNIS, Inc. (“MUNIS”) from 1994 until July 2004. Mr. Marr began his career in 1983 with MUNIS, a provider of a wide range of software products and related services for county and city governments, schools, and not-for-profit organizations, with a focus on integrated financial systems. We acquired MUNIS in 1999. Mr. Marr also serves on the Board of Directors of Mercy Hospital in Portland, Maine.
     Donald R. Brattain has served as a director since 2004. Mr. Brattain also serves as Chairman of the Audit Committee and is a member of the Nominating and Governance Committee. Since 1985, Mr. Brattain has served as President of Brattain & Associates, LLC, a private investment company founded by Mr. Brattain in 1985 and located in Minneapolis, Minnesota. From 1981 until 1988, Mr. Brattain purchased and operated Barefoot Grass Lawn Service Company, a company that grew from $3.2 million in sales to over $100 million in sales and was sold to ServiceMaster, Ltd. in 1998.
     J. Luther King, Jr. has served as a director since 2004. Mr. King also serves on the Audit Committee and the Compensation Committee. Mr. King is the Chief Executive Officer and President of Luther King Capital Management (“LKCM”), a registered investment advisory firm that he founded in 1979. Mr. King also serves as a director and a member of the Audit Committee of Encore Energy Partners GP, LLC. In addition, Mr. King serves as a director on various private and non-profit entities and foundations, including Chairman of the Board of Trustees of Texas Christian University, Advisory Committee of the Employees Retirement System of Texas, Trustee of LKCM Funds and director of Hunt Forest Products, Inc. Mr. King has a Bachelor of Science degree and a Masters of Business Administration from Texas Christian University, and he is also a Chartered Financial Analyst.
     G. Stuart Reeves has served on our Board of Directors since June 2001. Mr. Reeves also serves as Chairman of the Nominating and Governance Committee and is a member of the Audit Committee and the Compensation Committee. From 1967 to 1999, Mr. Reeves worked for EDS, a professional services company that offers its clients a portfolio of related systems worldwide within the broad categories of systems and technology services, business process management, management consulting, and electronic business. During his 32 years of service with EDS, Mr. Reeves held a variety of positions, including Executive Vice President, North and South America, from 1996 to 1999; Senior Vice President, Europe, Middle East, and Africa, from 1990 to 1996; Senior Vice President, Government Services Group, from 1988 to 1990; Corporate Vice President, Human Resources, from 1984 to 1988; Corporate Vice President, Financial Services Division, from 1979 to 1984; Project Sales Team Manager, from 1974 to 1979; and Systems Engineer and Sales Executive, from 1967 to 1974. Mr. Reeves also served on the EDS Board of Directors from 1988 until 1996. Mr. Reeves retired from EDS in 1999. Mr. Reeves serves on the Board of Directors of Park Cities Bank in Dallas, Texas. Mr. Reeves has Bachelor of Science and Master of Science degrees in Mathematics from Oklahoma State University.
     Michael D. Richards has served on our Board of Directors since May 2002. Mr. Richards also serves as Chairman of the Compensation Committee and is a member of the Nominating and Governance Committee. Mr. Richards is Executive Vice President of Republic Title of Texas, Inc. From September 2000 until September 2005, Mr. Richards served as Chairman and Chief Executive Officer of Suburban Title, LLC d/b/a Reunion Title, an independent title insurance agency founded by Mr. Richards in September 2000 and which he sold to Republic Title in September 2005. From 1989 until September 2000, Mr. Richards served as President and Chief Executive Officer of American Title Company, Dallas, Texas, an affiliate of American Title Group, Inc., one of the largest title insurance underwriters in Texas during that time. From 1982 until 1989, Mr. Richards held various management positions with Hexter-Fair Title Company, Dallas, Texas, including President from 1988 until 1989. From 1974 until 1982, Mr. Richards worked for Stewart Title Guaranty Company, Dallas, Texas, during which time he held several key management positions including serving on its Board of Directors. Mr. Richards holds several positions with various associations, some of which include: Greater Dallas Chamber of Commerce, member of the Economic Development Advisory Council; Leukemia Society of America, Advisory Board Member; Greater Dallas Association of Realtors, Board Member; Home Builders Association, Board Member; and member of the executive committee of the Texas Stampede.
     Dustin R. Womble has been Executive Vice President in charge of corporate-wide product strategy, Chief Executive Officer of both our Courts and Justice division and our Local Government division since July 2006 and is currently a member of the Executive Committee. From July 2003 to June 2006, Mr. Womble was Executive Vice President in charge of corporate-wide product strategy and President of our Local Government division. Mr. Womble previously served as President of our Local Government (formerly INCODE) division from 1998, when we acquired the Local Government division, to July 2003.
     Brian K. Miller has been Executive Vice President — Chief Financial Officer and Treasurer since February 2008. From May 2005 until February 2008, Mr. Miller served as Senior Vice President — Chief Financial Officer and Treasurer. He previously served as Vice President — Finance and Treasurer from May 1999 to April 2005 and was Vice President — Chief Accounting Officer and Treasurer from December 1997 to April 1999. From June 1986 through December 1997, Mr. Miller held various senior financial management positions at Metro Airlines, Inc. (“Metro”), a publicly-held regional airline holding company operating as American Eagle. Mr. Miller was Chief Financial Officer of Metro from May 1991 to December 1997 and also held the office of President of Metro from January 1993 to December 1997. Mr. Miller is a certified public accountant.
     H. Lynn Moore, Jr. has been General Counsel since September 1998 and has been Secretary since October 2000 and Executive Vice President since February 2008. He previously served as Vice President from October 2000 until February 2008. From August 1992 to August 1998, Mr. Moore was associated with the law firm of Hughes & Luce, L.L.P. in Dallas, Texas where he represented numerous publicly-held and privately-owned entities in various corporate and securities, finance, litigation, and other legal related matters. Mr. Moore is a member of the State Bar of Texas.

Board Diversity and Nominee Qualifications
     Our Corporate Governance Guidelines include the criteria our Board of Directors believes are important in the selection of director nominees, which includes the following qualifications:
•	sound personal and professional integrity;

•	an inquiring and independent mind;

•	practical wisdom and mature judgment;

•	broad training and experience at the policy-making level of business, finance and accounting, government, education, or technology;

•	expertise that is useful to Tyler and complementary to the background and experience of other board members, so that an optimal balance of board members can be achieved and maintained;

•	willingness to devote the required time to carrying out the duties and responsibilities of board membership;

•	commitment to serve on the board for several years to develop knowledge about our business;

•	willingness to represent the best interests of all stockholders and objectively appraise management performance; and

•	involvement only in activities or interests that do not conflict with the director’s responsibilities to Tyler or our stockholders.
     In identifying nominees for director, the Board focuses on ensuring that it reflects a diversity of experiences and backgrounds that will complement our business and enhance the function of the Board. The Board prefers a mix of background and experience among its members. The Board has not adopted a formal policy with respect to its consideration of diversity and does not follow any ratio or formula to determine the appropriate mix; rather, it uses its judgment to identify nominees whose backgrounds, attributes and experiences, taken as a whole, will contribute to the high standards of board service. Our Board of Directors is composed of seven individuals, consisting of four independent directors and three employee directors. We believe the mix of outside experience from our independent directors coupled with the specific industry experience of our employee directors provides an appropriate diversity of experience to effectively manage our business. In addition, each independent director has extensive chief executive officer experience with businesses of varying size in various industries. Some independent directors have direct public company experience, while others have smaller, private company experience. Each director has valuable experience in building and sustaining a successful business enterprise.
     The Nominating and Governance Committee believes that the above-mentioned attributes, along with the leadership skills and other experiences of its board members described below, provide us with the perspectives and judgment necessary to guide our strategies and monitor their execution:

Donald R. Brattain:	—	Private investment management experience as President of Brattain & Associates, LLC
	—	Executive and entrepreneurial experience in growth of a small business enterprise from $3.2 million in sales to over $100 million in sales

J. Luther King, Jr.:	—	Executive equity management experience as founder of Luther King Capital Management, a registered investment advisory firm
	—	Outside board experience as a director of Encore Energy Partners GP, LLC and other institutions
	—	Experience as a university trustee

G. Stuart Reeves	—	Extensive public company leadership experience with 32 years of service at EDS in various senior level capacities
	—	Outside board experience as a former director of EDS and current director of Park Cities Bank

Michael D. Richards	—	Executive and entrepreneurial experience as founder of Suburban Title LLC
	—	Outside board and advisory council service with various entities, including the Greater Dallas Chamber of Commerce

John S. Marr, Jr.	—	Chief Executive Officer of Tyler since 2004
	—	Over 27 years of specific industry experience, including chief executive experience, with MUNIS, Inc., which Tyler acquired in 1999
	—	Outside board experience as a director of Mercy Hospital in Portland, Maine

Dustin R. Womble	—	Senior-level executive experience at Tyler since 2003
	—	Over 29 years of specific industry experience as founder of INCODE, Inc., which Tyler acquired in 1998

John M. Yeaman	—	President of Tyler from 1998 through 2004
	—	Over 18 years of public company executive experience at EDS
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE PRINCIPLES
General Information
     Our Board of Directors is responsible for supervision of the overall affairs of Tyler. To assist it in carrying out its duties, the Board has delegated certain authority to several committees. See “Board of Directors and Corporate Governance Principles — Committees and Meetings of the Board of Directors.” Following the Annual Meeting in 2010, the Board will consist of seven directors, including four independent directors.
Corporate Governance Guidelines
     Our Board of Directors has adopted a number of corporate governance guidelines, including the following:
•	Independence Standards, which determine the independence of our non-employee directors. These standards are consistent with the independence standards set forth in Rule 303A.02(b) of the New York Stock Exchange Listed Company Manual. The Independence Standards are included as an exhibit to our Audit Committee Charter.

•	Corporate Governance Guidelines, which include, among other things:
•	annual submission of independent auditors to stockholders for approval;

•	formation of a Nominating and Governance Committee to be comprised solely of independent directors;

•	prohibition of stock option re-pricing;

•	formalization of the ability of independent directors to retain outside advisors;

•	performance of periodic formal board evaluation; and

•	limitation on the number of additional public company boards on which a director may serve to a maximum of four.
A copy of our Corporate Governance Guidelines may be found on our Website, www.tylertech.com.
•	An Audit Committee Charter, which requires, among other things, that the committee be comprised solely of independent directors (as set forth in the Independence Standards), at least one of whom will qualify as an “audit committee financial expert” as set forth in Item 401(h) of the SEC’s Regulation S-K. A copy of our Audit Committee Charter may be found on our Website, www.tylertech.com.

•	A Compensation Committee Charter, which requires, among other things, that the committee be comprised solely of independent directors and sets forth the guidelines for determining executive compensation. A copy of our Compensation Committee Charter may be found on our Website, www.tylertech.com.

•	A Nominating and Governance Committee Charter, which requires, among other things, that the committee be comprised of at least three independent directors who are responsible for recommending candidates for election to the Board of Directors. A copy of our Nominating and Governance Committee Charter may be found on our Website, www.tylertech.com.
Code of Business Conduct and Ethics
     Our Board of Directors has adopted a Code of Business Conduct and Ethics, which applies to all of our directors, executive officers (including, without limitation, the chief executive officer, chief financial officer, principal accounting officer, and controller), and employees. The purpose of the Code of Business Conduct and Ethics is to promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely, and understandable disclosure in our public communications and reports filed with the SEC;

•	compliance with applicable governmental laws, rules, and regulations;

•	prompt internal reporting of violations of the policy to the appropriate persons designated therein, including anonymous “whistleblower” provisions; and

•	accountability for adherence to the policy.
     A copy of our Code of Business Conduct and Ethics may be found on our Website, www.tylertech.com, or will be furnished, without charge, upon written request at our principal executive offices. Any future amendments or waivers related to our Code of Business Conduct and Ethics will be promptly posted on our Website.
Board Independence
     Our Board of Directors has determined, after considering all of the relevant facts and circumstances, that each of the non-employee directors standing for re-election as director (Messrs. Brattain, King, Reeves, and Richards) has no material relationship with us (either directly or as a partner, shareholder, or officer of an organization that has a relationship with us) and is “independent” within the meaning of our Independence Standards described above and the New York Stock Exchange director independence standards, as currently in effect and as may be changed from time to time. As a result, if each of the nominees for director is elected at the annual meeting, our Board of Directors will be comprised of a majority of “independent” directors as required by the New York Stock Exchange. Furthermore, our Board of Directors has determined that each of the members of the Audit Committee, Compensation Committee, and Nominating and Governance Committee has no material relationship with us (either directly or as a partner, shareholder, or officer of an organization that has a relationship with us) and is “independent” within the meaning of our Independence Standards.
Committees and Meetings of the Board of Directors
     Our Board of Directors has the following four standing committees: Audit Committee; Compensation Committee; Nominating and Governance Committee; and Executive Committee. Each committee (other than the Executive Committee) has a written charter, which can be found at our Website, www.tylertech.com. Each board member participated in at least 75% of all board and committee meetings held during the portion of 2009 that he served as a director and/or committee member.
     During 2009, our Board of Directors held four meetings. In addition, our Board of Directors has established a policy under which our non-management members will meet at regularly scheduled (and in any event at least twice per fiscal year) executive sessions without management present and with Mr. Reeves presiding over such meetings.

The table below provides current membership and 2009 meeting information for each of the committees:

Nominating and
Name	Audit	Compensation	Governance	Executive
Mr. Brattain	Chair		X
Mr. King, Jr.	X	X
Mr. Reeves	X	X	Chairman
Mr. Richards		Chairman	X
Mr. Marr, Jr.				X
Mr. Womble				X
Mr. Yeaman				Chairman

Total Meetings in 2009	five	two	one	Periodically
     Below is a description of each committee. Each committee has authority to engage legal counsel or other advisors or consultants as it deems appropriate to carry out its responsibilities.
     Audit Committee. The Audit Committee assists the Board of Directors in its oversight of the quality and integrity of our accounting, auditing, and reporting practices. The Audit Committee’s role includes:
•	considering the independence of our independent auditors before we engage them;

•	reviewing with the independent auditors the fee, scope, and timing of the audit;

•	reviewing the completed audit with the independent auditors regarding any significant accounting adjustments, recommendations for improving internal controls, appropriateness of accounting policies, appropriateness of accounting and disclosure decisions with respect to significant unusual transactions or material obligations, and significant findings during the audit;

•	performing of periodic formal committee evaluations;

•	reviewing our financial statements and related regulatory filings with management and the independent auditors; and

•	meeting periodically with management and/or internal audit to discuss internal accounting and financial controls.
     The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent auditor engaged to prepare or issue audit reports on our financial statements and internal control over financial reporting. The Committee relies on the expertise and knowledge of management and the independent auditor in carrying out its oversight responsibilities. The Board of Directors has determined that each Audit Committee member is a non-management director who satisfies our Independence Standards and has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. In addition, the Board of Directors has determined that Mr. Brattain and Mr. King are “audit committee financial experts” as defined by SEC rules.
     Compensation Committee. The Compensation Committee has responsibility for defining and articulating our overall compensation philosophy and administering and approving all elements of compensation for elected corporate officers, including base salary, annual cash incentive compensation, and long-term equity incentive compensation. The Compensation Committee reports to stockholders as required by the SEC. See “Compensation Discussion and Analysis — Compensation Committee Report.” Members of the Compensation Committee are non-management directors who, in the opinion of the Board of Directors, satisfy our Independence Standards. For more information about the work of the Compensation Committee, see “Compensation Discussion and Analysis.”
     Nominating and Governance Committee. The Nominating and Governance Committee’s duties include:
•	identifying and recommending candidates for election to our Board of Directors;

•	identifying and recommending candidates to fill vacancies occurring between annual stockholder meetings;

•	reviewing the composition of board committees;

•	periodically reviewing the appropriate skills and characteristics required of board members in the context of the current make-up of our Board of Directors; and

•	monitoring adherence to our “Corporate Governance Guidelines.”

     Executive Committee. The Executive Committee has the authority to act for the entire Board of Directors, but may not commit to an expenditure in excess of $5,000,000 without full board approval.
Board Leadership Structure
     The roles of Chairman of the Board and Chief Executive Officer are separate with Mr. Yeaman serving as Chairman of the Board and Mr. Marr serving as President and Chief Executive Officer. We believe it is beneficial to separate the roles of Chief Executive Officer and Chairman of the Board to facilitate their differing roles in the leadership of Tyler. The role of the Chairman is to set the agenda for, and preside over, board meetings, as well as providing advice and assistance to the Chief Executive Officer. In contrast, the Chief Executive Officer is responsible for handling the day-to-day management direction of Tyler, serving as a leader to the management team, and formulating overall corporate strategy. Mr. Yeaman, as our Chairman and former Chief Executive Officer, brings over 10 years of experience within our industry as well as extensive expertise from outside Tyler, while Mr. Marr, as a director and our Chief Executive Officer, brings over 27 years of company-specific experience and expertise. We believe that this structure allows for a balanced corporate vision and an ability to effectively execute our strategy. The Board of Directors has concluded at this time that it is not necessary to establish a lead director.
The Board’s Role in Risk Oversight
     Senior management is responsible for assessing and managing our various exposures to risk on a day-to-day basis, including the creation of appropriate risk management policies and programs. The Board of Directors is responsible for overseeing management in the execution of its responsibilities and for assessing our overall approach to risk management. The Board of Directors exercises these responsibilities periodically as part of its meetings and also through its three committees, each of which examines various components of enterprise risk as part of their responsibilities. The Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements. The Audit Committee oversees management of financial risks, as well as our policies with respect to risk assessment and risk management. The Nominating and Governance Committee manages risks associated with board independence and potential conflicts of interest. In addition, an overall review of risk is inherent in the Board’s consideration of our long-term strategies and in the transactions and other matters presented to the Board, including capital expenditures, acquisitions and divestitures, and financial matters. The Board of Director’s role in risk oversight is consistent with our leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for assessing and managing our risk exposure, and the Board and its committees providing oversight in connection with these efforts.
Audit Committee Financial Expert
     Our Board of Directors determined that each of Donald R. Brattain and J. Luther King, Jr., current chairman and member of the Audit Committee, respectively, possesses the attributes necessary to qualify as an “audit committee financial expert” as set forth in Item 401(h) of the SEC’s Regulation S-K.
Pre-Approval Policies and Procedures for Audit and Non-Audit Services
     The Audit Committee Charter requires that the Audit Committee pre-approve all of the audit and non-audit services performed by our independent auditors. The purpose of these pre-approval procedures is to ensure that the provision of services by our independent auditors does not impair their independence. Each year, the Audit Committee receives fee estimates from our independent auditors for each category of services to be performed by the independent auditors during the upcoming fiscal reporting year. These categories of services include Audit Services, Audit-Related Services, Tax Services, and All Other Services. Upon review of the types of services to be performed and the estimated fees related thereto, the Audit Committee will determine which services and fees should be pre-approved, which pre-approval will be in effect for a period of twelve months. The Audit Committee may periodically review the list of pre-approved services based on subsequent determinations. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee (or delegated member of the Audit Committee) prior to the performance of such service. Any proposed services exceeding the pre-approved cost levels will also require specific pre-approval by the Audit Committee (or delegated member of the Audit Committee).

Director Nominating Process
     The Nominating and Governance Committee is responsible for reviewing and interviewing qualified candidates to serve on our Board of Directors and to select both “independent” as well as management nominees for director to be elected by our stockholders at each annual meeting. The Nominating and Governance Committee is comprised solely of independent directors and operates under a Charter for the Nominating and Governance Committee. Our Corporate Governance Guidelines include the criteria our Board of Directors believes are important in the selection of director nominees. For more information about director nominee criteria and qualifications, see “Tyler Management — Board Diversity and Nominee Qualifications.”
     The Nominating and Governance Committee may, in the exercise of its discretion, actively solicit nominee candidates; however, nominee recommendations submitted by other directors or stockholders will also be considered as described below.
     The Nominating and Governance Committee will consider qualified nominees recommended by stockholders who may submit recommendations to the committee in care of our Corporate Secretary at our corporate headquarters, 5949 Sherry Lane, Suite 1400, Dallas, Texas 75225. To be considered by the Nominating and Governance Committee, stockholder nominations must be submitted in accordance with our bylaws and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve, if elected. Nominees for director who are recommended by our stockholders will be evaluated in the same manner as any other nominee for director.
     Nominations by stockholders may also be made at an annual meeting of stockholders in the manner provided in our bylaws. Our bylaws require that a stockholder entitled to vote for the election of directors may make nominations of persons for election to our board at a meeting of stockholders by complying with required notice procedures. Nominations must be received at our corporate headquarters not less than 75 days or more than 85 days before any annual meeting of stockholders. If, however, notice or prior public disclosure of an annual meeting is given or made less than 75 days before the date of the annual meeting, the notice must be received no later than the 10th day following the date of mailing of the notice of annual meeting or the date of public disclosure of the date of the annual meeting, whichever is earlier. The notice must specify the following:
•	as to each person the stockholder proposes to nominate for election or re-election as a director:
•	the name, age, business address, and residence address of the person;

•	the principal occupation or employment of the person;

•	the class and number of shares of our capital stock that are beneficially owned by the person; and

•	any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors under Regulation 14A of the Exchange Act; and
•	as to the stockholder giving notice:
•	the name and record address of the stockholder and any other stockholder known to be supporting the nominee; and

•	the class and number of shares of our capital stock that are beneficially owned by the stockholder making the nomination and by any other supporting stockholders.
     We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Communications with Our Board of Directors
     Any stockholder or interested party who wishes to communicate with our Board of Directors or any specific directors, including non-management directors may write to:
Board of Directors
Tyler Technologies, Inc.
5949 Sherry Lane, Suite 1400
Dallas, Texas 75225
     Depending on the subject matter, management will:
•	forward the communication to the director or directors to whom it is addressed (for example, if the communication received deals with our “whistleblower policy” found on our Website, www.tylertech.com, including questions, concerns, or complaints regarding accounting, internal accounting controls, and auditing matters, it will be forwarded by management to the Chairman of the Audit Committee for review);

•	attempt to handle the inquiry directly (for example, if the communication is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our Board of Directors); or

•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.
     At each meeting of our Board of Directors, our Chairman will present a summary of all communications received since the last meeting of the Board of Directors that were not forwarded and will make those communications available to any director on request.
Director Attendance at Annual Meetings
     Directors are not required to attend our annual meetings of stockholders. However, our Board of Directors typically holds a meeting immediately following the annual meeting of stockholders. Therefore, in most cases, all of our directors will be present at the annual meeting. All of our directors were present at the 2009 annual meeting of stockholders.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth certain information concerning the beneficial ownership of our common stock as of March 19, 2010 by (i) each beneficial owner of more than 5% of our common stock, (ii) each director and nominee, (iii) each “Named Executive Officer” (as defined in the SEC’s Regulation S-K), and (iv) all of our executive officers and directors as a group.
Security Ownership of Directors and Management

			Options
			Exercisable
			Within 60				Percent
Name and Address of Beneficial Owner (1)	Direct (2)		Days (3)	Other (4)		Total	of Class (5)
MSD Capital, L.P.
645 Fifth Avenue, 21st Floor New York, NY 10022	—		—	4,049,923	(6)	4,049,923	11.6%

Brown Brothers Harriman and Company	—		—	3,535,013	(7)	3,535,013	10.1%
140 Broadway New York City, NY 10005

Brown Capital Management, Inc.	2,384,562	(8)	—	—		2,384,562	6.8%
1201 N. Calvert Street Baltimore, MD 21202

BlackRock, Inc.	2,266,565	(9)	—	—		2,266,565	6.5%
40 East 52nd Street New York, NY 10022

Directors and Nominees

Donald R. Brattain	28,500		40,000	—		68,500	*
J. Luther King, Jr.	32,000		40,000	187,300	(10)	259,300	*
G. Stuart Reeves	65,000		110,000	—		175,000	*
Michael D. Richards	40,000		50,000	—		90,000	*
John M. Yeaman	270,800		443,000	7,300	(11)	721,100	2.0%

Named Executive Officers

John S. Marr, Jr.	772,092		794,000	192,277	(12)	1,758,369	4.9%
Dustin R. Womble	186,092		428,628	—		614,720	1.7%
Brian K. Miller	27,865		142,188	7,300	(13)	177,353	*
H. Lynn Moore, Jr.	70,000		153,000	—		223,000	*

All directors, nominees and executive officers as a group (9 persons)	1,492,349		2,200,816	394,177		4,087,342	11.0%

*	Less than one percent of our outstanding common stock

(1)	Unless otherwise noted, the address of each beneficial owner is our corporate headquarters: 5949 Sherry Lane, Suite 1400, Dallas, Texas 75225.

(2)	“Direct” represents shares as to which each named individual has sole voting or dispositive power.

(3)	“Options Exercisable within 60 Days” reflects the number of shares that could be purchased by exercise of options at March 19, 2010 or within 60 days thereafter.

(4)	“Other” represents the number of shares of common stock as to which the named entity or individual share voting and dispositive power with another entity or individual(s).

(5)	Based on 35,049,570 shares of our common stock issued and outstanding at March 19, 2010. Each stockholder’s percentage is calculated by dividing (a) the number of shares beneficially owned by (b) the sum of (i) 35,049,570 plus (ii) the number of shares such owner has the right to acquire within 60 days.

(6)	Based on information reported by MSD Capital, L.P. on a Schedule 13G that was filed with the SEC on or about February 3, 2006. MSD Capital, L.P. is deemed to have beneficial ownership of these shares, which includes shared voting and investment power for all 4,049,923 shares.

(7)	Based on information reported by Brown Brothers Harriman and Company on a Schedule 13G that was filed with the SEC on or about February 12, 2010. Brown Brothers Harriman and Company is deemed to have beneficial ownership of these shares, which includes shared voting and investment power for all 3,535,013 shares.

(8)	Based on information reported by Brown Capital Management, Inc. on a Schedule 13G that was filed with the SEC on or about January 27, 2010. Brown Capital Management, Inc. is deemed to have beneficial ownership of these shares, which includes sole voting power of 1,188,418 shares and sole investment power for all 2,384,562 shares.

(9)	Based on information reported by BlackRock, Inc. on a Schedule 13G that was filed on or about January 29, 2010. BlackRock, Inc. is deemed to have beneficial ownership of these shares, which includes sole voting and sole investment power for all 2,266,565 shares.

(10)	Includes the beneficial ownership of 180,000 shares of common stock held in an entity controlled by Mr. King in which he is deemed to have voting and investment power, and 7,300 shares of common stock owned by a foundation in which Mr. King is deemed to have shared voting power.

(11)	Common stock owned by a foundation in which Mr. Yeaman is deemed to have shared voting power.

(12)	Common stock held by a partnership in which Mr. Marr is the general partner and has sole voting and investment power.

(13)	Common stock owned by a foundation in which Mr. Miller is deemed to have shared voting power.
Section 16(a) Beneficial Ownership Reporting Compliance
     Section 16(a) of the Securities Exchange Act requires that our directors, executive officers, and 10% or more stockholders file with the SEC and New York Stock Exchange initial reports of ownership and reports of changes in ownership of our common stock. These persons are required to furnish us with copies of all Section 16(a) reports they file with the SEC. To our knowledge, based solely upon (i) our review of the copies of the forms we received during 2009 and (ii) written representations from our directors and executive officers we believe that all of our directors, officers, and 10% or more stockholders complied with all Section 16(a) filing requirements during 2009, except for one transaction subsequently reported on an amended Form 4. Mr. Yeaman inadvertently did not file a Form 4 in a timely manner with respect to a stock option grant of 5,000 shares of our common stock.

COMPENSATION DISCUSSION AND ANALYSIS
     In this Compensation Discussion and Analysis, we describe our compensation objectives, policies, and practices generally and the specific fiscal year 2009 total compensation for our Chief Executive Officer, Chief Financial Officer, and the two other executive officers who were the most highly compensated in fiscal year 2009 (collectively, the “Named Executive Officers”), and we summarize the approved compensation of the Named Executive Officers for fiscal year 2010.
Compensation Philosophy and Objectives
     Our Compensation Committee is responsible for reviewing and approving the design and administration of the executive compensation program. Our Compensation Committee believes that an effective compensation program should reward achievement of specific corporate goals and align our executives’ interests with those of our stockholders by rewarding performance that meets or exceeds established goals. Our compensation philosophy is designed to attract, motivate, and retain the key executives who drive our success and industry leadership and to motivate those executives to deliver stockholder value by achieving the following overall objectives:
•	Compensation Should Align the Interests of our Executives with our Stockholders – compensation should link the interests of management with those of stockholders by making a substantial portion of executive compensation depend upon our long-term financial and stock performance;

•	Compensation Should be Competitive – compensation levels should be sufficiently competitive to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive in the industry;

•	Compensation Should Be Based on Company Performance – compensation should reward corporate performance through annual cash incentives;

•	Compensation Should Reflect Responsibility and Accountability – compensation should be based on the level of skill, knowledge, effort, and responsibility needed to perform the job successfully; and

•	Compensation Should Not Incentivize Excessive Risk Taking – the mix of compensation elements should be appropriately balanced between fixed pay, short-term annual incentive cash compensation, and long-term incentive equity compensation to minimize incentive for excessive risk taking.
     To achieve these objectives, the Compensation Committee, has designed a compensation program for our Named Executive Officers that balances the three primary elements of our executive compensation: annual base pay; annual incentive cash compensation; and long-term incentive equity compensation (stock options). The Compensation Committee believes that this structure encourages our executives to think and act in both the near-term and long-term interests of our stockholders without promoting excessive risk taking.
     Regarding base pay and annual cash incentive compensation, the same compensation philosophy applied by the Compensation Committee to our Named Executive Officers is also utilized by management and applied throughout the entire employee base so that all employees’ incentive compensation is tied to similar goals, the difference being the amount of base pay compensation and percentage incentive compensation award in relation to base pay. Regarding long-term incentive compensation in the form of stock options, management also applies the same compensation philosophy as applied by the Compensation Committee to our Named Executive Officers to senior divisional employees. We believe that the application of this consistent philosophy regarding compensation further strengthens the alignment of employees’ interests with those of the stockholders.
2009 Executive Summary Overview
     2009 was a year of strong financial performance, particularly in light of the overall challenging economic environment. Total revenues grew from $265 million to $290 million. Earnings per share grew from $0.38 in 2008 to $0.74 in 2009. In 2008 we settled outstanding litigation related to stock purchase warrants owned by Bank of America, N. A. and recorded a non-cash legal settlement related to warrants charge of $9.0 million, which was not tax deductible. This non-cash legal settlement reduced earnings per share by $0.23 in 2008. Free cash flow (excluding $9.4 million of office facility investments) remained strong at $40 million.

Compensation Program Actions
     Our compensation program for our Named Executive Officers falls into three categories:
•	Compensation Program Design – actions related to the overall design and governance of our executive compensation program;

•	Company Performance Review Process for Prior Fiscal Year – actions approving actual incentive cash compensation awards for the just completed fiscal year; and

•	Setting Compensation for Current Fiscal Year – actions that set future base pay and incentive compensation targets for the upcoming fiscal year.
     Compensation Program Design. Each year, our Chief Executive Officer, in conjunction with the Human Resources Department, reviews the market competitiveness of our executive compensation relative to technology and broad industry peers, which is described in detail below. If the review shows that our executive compensation is not competitive, our Chief Executive Officer will recommend changes to the Compensation Committee. He may also recommend changes to the executive compensation program based on changes in the business environment in which we operate. The Compensation Committee periodically reviews the overall objectives of our executive compensation program and the elements of the program, including the mix of cash and stock-based compensation and the mix of short-term and long-term compensation, to determine whether they are appropriate, properly coordinated, and achieve their intended purposes.
          Peer Group and Surveys. Prior to February 2010, the Compensation Committee considered comparative market data from a broad set of companies in the Culpepper Executive Compensation Surveys (the “Culpepper Surveys”). Over 1,500 technology and biomedical companies use Culpepper Surveys to benchmark their compensation practices for all levels within their organizations and management has historically utilized the Culpepper Surveys in determining the reasonableness of compensation for various levels of employees, including executives.
     In order to provide the Compensation Committee with more detailed and specific information about executive compensation levels and practices, we established a peer group of 20 companies of similar size in the software industry (the “Peer Group”) in February 2010 to assist in determining 2010 compensation. The Peer Group companies provide perspective and reflect the external market’s valuation of key executive compensation. External information is considered with internal factors such as an executive’s position, experience, and responsibilities. The Peer Group will be reviewed annually and adjusted as required by changes in the market. The companies in the Peer Group used to assist in setting 2010 compensation were:

Ariba, Inc.	Jack Henry & Associates, Inc.
Aspen Technology, Inc.	JDA Software Group, Inc.
Blackbaud, Inc.	Kenexa Corp.
Blackboard, Inc.	Lawson Software, Inc.
Concur Technologies, Inc.	Manhattan Associates, Inc.
DealerTrack Holdings, Inc.	Netscout Systems, Inc.
Deltek, Inc.	Quest Software, Inc.
Eclipsys Corp.	Radiant Systems, Inc.
Epicor Software Corp.	S1 Corp.
Epiq Systems, Inc.	Taleo Corp.
     In determining the appropriateness of the Peer Group, the Compensation Committee compared our performance against six key metrics of the Peer Group, including revenues, market capitalization, net income, total assets, one-year stockholder return, and three-year stockholder return. The Compensation Committee determined that based on these metrics the Peer Group was appropriate for comparative purposes. The Compensation Committee continues to utilize the Culpepper Surveys in addition to the Peer Group. The Compensation Committee uses market survey data like the Peer Group and Culpepper Surveys not as a benchmark per se, but rather as a reasonableness check. This flexibility is important in designing compensation arrangements to attract new executives in the highly-competitive, rapidly changing market in which we compete.

          Positioning of Pay. The Compensation Committee determines target total compensation for our Named Executive Officers after considering the Chief Executive Officer’s recommendations and a variety of data sources, including analysis of the Peer Group (beginning in 2010) and Culpepper Surveys. We do not apply a formula that ties our total compensation levels to specific market percentiles.
          Mix of Pay Elements. As described above, our philosophy is to provide a significant portion of total compensation linked to performance that we believe will create long-term stockholder value. To achieve these objectives, the executive compensation program relies on the following three elements of total compensation:

Form of
Element	Compensation	Purpose	Metric
Base salary	Cash	Provide competitive, fixed compensation to attract and retain exceptional executive talent	Salaries are set each year based on the executive’s position, responsibilities, experience, and retention risk. Base salary is a fixed component and is not dependent on achieving goals

Incentive cash compensation under the annual bonus plan	Cash	Create a strong financial incentive for achieving or exceeding annual financial goals	Achieving earnings per share goals which are recommended by the CEO and approved by the Compensation Committee

Equity-based compensation	Stock options	Create a strong financial incentive for creating stockholder value, encourage a significant equity stake in Tyler, and provide a direct incentive for future performance	Discretionary, but set each year based on the executive’s position, experience, responsibilities, and retention risk
     Our executive compensation program is designed to provide an incentive and reward for the achievement of both short-term and long-term objectives. We believe that sustained achievement of measurable financial objectives leads to increased stockholder value. To achieve these objectives we use a mix of short-term compensation (base salaries and annual cash bonuses) and long-term incentives (stock options) to provide a total compensation structure that is designed to reward sustained strong performance while providing cash compensation that remains competitive for our industry. In setting the mix between the different elements of compensation, we do not target specific allocations, but generally weigh the incentive compensation elements (cash and equity) more heavily. For more information, see “Compensation Discussion and Analysis – 2009 Named Executive Officer Compensation – Compensation Mix.”
     Base salary and annual incentives are intended to reward the achievement of short-term objectives. Our incentive compensation plan is based on annual earnings per share performance metrics, with graduated benefits for overachievement and consequences for underachievement of objectives. We believe that growth in earnings per share most aligns management and stockholder interests and is a more meaningful short-term measure than growth in stock price because of the effect of outside factors (e.g., general economic conditions) on the price of our stock. While our annual incentive compensation plan is based on the earnings per share performance in a given year, the initial establishment of the criteria for full achievement of the target bonus from year to year is based on a longer term view of appropriate growth. In other words, performance that meets our internal plan in a given year will not necessarily correspond with our executives earning 100% of the target bonus if the internal plan does not meet the goal of overall year-over-year growth.
     Equity incentives, comprised of stock options, are intended to reward sustained achievement of long-term objectives through time-based vesting periods. Stock options to our executive officers have a ten-year life and have historically vested over a period of five years, thereby providing a long-term incentive. Our allocations reflect our philosophy that a significant portion of our executive officers’ compensation should be performance-based and therefore at risk depending on Tyler’s performance. Through the use of stock options, a significant portion of potential compensation is tied directly to stock price appreciation, further aligning the interest of our executive officers with those of our stockholders. We have considered other forms of equity compensation, such as restricted stock, but believe that stock options are the best form of equity based compensation as stock options only reward executives if the value of the stock increases. Restricted stock can provide additional compensation even if the stock value is stagnant.
     All stock option awards are granted in two semi-annual tranches (on or about June 15 and December 15). Stock option awards are made at the market price at the time of the award and are subject to time-based vesting as determined by the Compensation Committee. Beginning in 2010, the Compensation Committee has changed the vesting schedule of options granted to the Named Executive Officers, which further emphasizes the long-term nature of this compensation component. See “Compensation Discussion and Analysis – 2010 Named Executive Officer Compensation.”
     Our philosophy with regard to granting stock options is to:
•	Strive to ensure that the overall number and value of stock option awards is reasonable;

•	focus stock option awards on a relatively small number of key employees determined to have a direct impact on our ability to achieve our long-term goals with the largest stock option grants awarded to our top performers and individuals with the greatest responsibilities and the potential to drive long-term share price appreciation; and

•	manage the overall net stock dilution (i.e., manage the total number of shares outstanding by balancing the dilutive effect of granting stock options with repurchases of our common stock which reduce our shares outstanding).
     Assessment of Risk. Our compensation program is designed not to incentivize excessive risk taking by allocating an appropriate balance between the three compensation elements. The base salary component of compensation is a fixed amount and is therefore not subject to or influenced by risk taking. Our incentive compensation is balanced between short-term earnings per share growth through the payment of annual cash incentives and long-term stock price growth through the grant of stock options. Our annual cash incentive compensation plans are graduated scale plans rather than based on “all or nothing” performance, which reduces the incentive for short-term excessive risk taking. Moreover, our stock option grants occur in fixed amounts on a semi-annual basis (on or about June 15 and December 15), which reduces or eliminates the ability of executive officers to time the grant of options around short-term, market events. Further, beginning in 2010, the Compensation Committee has changed the vesting schedule of options to be awarded to the Named Executive Officers. Prior to 2010, option grants vested at 20% per year on the first through fifth anniversary of the date of grant. Effective in 2010, option grants will vest at 25% per year on the third through sixth anniversary of the date of grant, which further emphasizes the long-term nature of this compensation component and reduces the incentive for risk taking. Finally, the Board of Directors adopted the Executive Compensation Recovery Policy effective January 1, 2010, which provides that the independent directors can direct Tyler to recover all or a portion of any bonus or incentive compensation paid to an executive if, in the opinion of the independent directors, an executive engages in fraud or intentional misconduct that causes a material restatement of our financial statements. See “Compensation Discussion and Analysis – 2010 Named Executive Officer Compensation.”
     Company Performance Review Process for Prior Fiscal Year. Each year, the Compensation Committee approves the size of incentive compensation for the prior fiscal year based on the achievement of defined incentive compensation plans that were approved by the Compensation Committee at the beginning of the year. Annual bonuses are reviewed by the Compensation Committee and paid shortly after the fiscal year’s financial results are approved by the Audit Committee.
     While the payment of annual incentive compensation is based solely on the achievement of pre-defined and pre-approved earnings per share metrics, the Compensation Committee, using its judgment, may exercise discretion in granting additional bonus amounts and stock option awards as it deems appropriate. These adjustments may be based on subjective factors such as the Compensation Committee’s assessment of external factors, including general economic and market conditions, the executive’s assumption of additional responsibilities, the degree of difficulty of a particular assignment, and the executive’s experience, tenure, and future prospects with Tyler.
     Setting Compensation for Current Fiscal Year. Each year, the Compensation Committee approves base salary, annual incentive compensation earnings per share plans and the amount of stock options to be granted to the Named Executive Officers as part of our semi-annual option grants. In so doing, the Committee reviews recommendations by the Chief Executive Officer and analyzes the Peer Group (beginning in 2010) and Culpepper Surveys, internal business plans and general economic conditions. For more information on the establishment of 2009 Named Executive Officer Compensation, see “Compensation Discussion and Analysis – 2009 Named Executive Officer Compensation.”
2009 Named Executive Officer Compensation
     In February 2009, the Compensation Committee approved the total compensation packages for each of the Named Executive Officers, including the Chief Executive Officer. The total compensation packages included base salary, an annual cash incentive compensation plan, and proposed stock option grants. The Compensation Committee re-affirmed the appropriateness and amount of stock option grants prior to the June 15 and December 15 awards. In February 2010, the Compensation Committee conducted a company performance review to determine the attainment of earnings per share targets, relating to the payment of cash incentive bonus under the incentive compensation plan.
     Role of the Chief Executive Officer. In February 2009, our Chief Executive Officer, John S. Marr, Jr., provided the Compensation Committee with recommendations for 2009 base salary increases, annual bonus performance targets with related minimum and maximum bonus payout potentials, and long-term incentives (stock option awards) for each Named Executive Officer, including himself. His recommendations were based on his review of internal pay relationships and consistency, the executive’s performance and experience, level of responsibility, changes in responsibilities, retention risk, and market compensation survey data consisting of the Culpepper Surveys provided by our Human Resources Department. Cash bonus payout potentials were based on the level of earnings per share achieved compared to earnings per share goals developed in connection with our annual operating plan at the beginning of 2009. Payouts were graduated for above and below target performance levels. The Chairman of the Board attended the Compensation Committee meeting in February 2009 and presented Mr. Marr’s recommendations for 2009 compensation packages to the Compensation Committee and participated in the Committee’s discussion of executive compensation. Mr. Marr did not attend any Compensation Committee meetings in 2009.
     Analysis of Compensation Elements. The principal elements of our executive compensation program in 2009 were (1) base salary, (2) annual cash bonus, and (3) stock options, each of which is described in more detail below:
          Base Salary. Base salary represents the single, fixed component of the three principal elements of our executive compensation program and is intended to provide a baseline minimum amount of annual compensation for our executives. In February 2009, the Compensation Committee approved a 3% increase for each of the Named Executive Officer’s annual base salary as set forth below:

Name	Increase	2008 Salary	2009 Salary
John S. Marr, Jr.	3%	$395,000	$407,000
Dustin R. Womble	3%	$333,000	$343,000
Brian K. Miller	3%	$250,000	$257,500
H. Lynn Moore, Jr.	3%	$250,000	$257,500
     The 3% increase in base salary was recommended to the Compensation Committee by the Chief Executive Officer. His recommendations were based on two things. First, he referenced nationwide market survey information consisting of the Culpepper Surveys. This information included comparisons to similar sized companies that were public companies in the technology and biomedical industries with annual revenues between $250 million and $500 million. These surveys indicated that the base salary for our Named Executive Officers was slightly under the median and total targeted cash compensation (base salary and bonus) was slightly above the median. Second, and most important, he believed that it was appropriate to treat executive management on a consistent basis with the overall employee base, which received an average 3% merit increase in 2009.
     The Compensation Committee reviewed the nationwide market survey information in a summary report and considered current economic conditions and the Chief Executive Officer’s recommendations in independently determining the 2009 salary adjustments. As noted above, the Compensation Committee does not adhere to strict formulas or rely to any significant extent on market survey data to determine total compensation or the mix of compensation elements. Market survey data is not used as a benchmark per se, but rather is referred to by the Compensation Committee as a reasonableness check.
          Annual Cash Bonus. A significant portion of each executive’s annual compensation is in the form of a cash bonus. We believe that some meaningful portion of the executive’s compensation should be contingent upon the successful achievement of our corporate objectives. Our 2009 annual cash bonuses for executives were based on the level of attainment of earnings per share objectives and did not include any individual performance goals. In February 2009, the Compensation Committee approved the 2009 Incentive Compensation Plan recommended by the Chief Executive Officer, which was based on the achievement of fully diluted earnings per share goals established in connection with our annual operating plan and consistent with our long-term growth strategy. The Board of Directors also reviews the annual operating plan. The 2009 Incentive Compensation Plan for the Named Executive Officers was similar to other corporate employees’ incentive compensation plans and tied to similar goals, the main difference being the size of the target incentive award in relation to base salary. We believe that the percentage of compensation that is based on our performance should increase with an employee’s level within Tyler up to and including executive management. Target incentives are determined based on experience, level of responsibility, and retention risk. The 2009 Incentive Compensation Plan provided the opportunity for the executive officers as well as our corporate employees to earn incentive compensation at the following levels:
•	180% of target based on achieving 134% of earnings per share goal

•	170% of target based on achieving 130% of earnings per share goal

•	160% of target based on achieving 126% of earnings per share goal

•	150% of target based on achieving 121% of earnings per share goal

•	140% of target based on achieving 117% of earnings per share goal

•	130% of target based on achieving 113% of earnings per share goal

•	120% of target based on achieving 109% of earnings per share goal

•	110% of target based on achieving 104% of earnings per share goal

•	100% of target based on achieving 100% of earnings per share goal

•	90% of target based on achieving 96% of earnings per share goal

•	80% of target based on achieving 91% of earnings per share goal

•	70% of target based on achieving 87% of earnings per share goal

•	60% of target based on achieving 83% of earnings per share goal

•	50% of target based on achieving 79% of earnings per share goal

•	40% of target based on achieving 74% of earnings per share goal

•	0% of target based on achieving less than 74% of earnings per share goal
     In order to earn 100% of the target bonus for 2009, we had to achieve the earnings per share goal of $0.70 to $0.729, which was based on our operating plan that formed the basis of our published earnings guidance and was generally in a range consistent with our long-term growth strategy. In order to achieve the threshold bonus of 40% of target, we had to achieve 74% of the earnings per share goal, a range of $0.52 to $0.549. The operating plan is developed from the “bottom-up” and considers a wide range of factors that impact our results including the general economic environment, our market, competitive landscape, initiatives and investments, and various other risks and opportunities. As of the beginning of the plan year we believe achievement of the plan is generally considered to be challenging but reasonably possible when all such factors are considered.
     The Compensation Committee approved target incentive awards for 2009 at 100% of base salary for Mr. Marr and Mr. Womble, and 75% of base salary for Mr. Miller and Mr. Moore. The difference is primarily based on the executives’ level of responsibility and retention risk. For 2009, we achieved earnings per share of $.74. Accordingly, in February 2010, the Compensation Committee approved an annual cash bonus of 110% of the target incentive award, which was consistent with the 2009 Incentive Compensation Plan approved by the Compensation Committee in February 2009. The Compensation Committee did not grant any additional bonus compensation to any of the Named Executive Officers for 2009.
          Stock Options. A third component to our Named Executive Officers’ 2009 compensation is stock options. As discussed above, stock options promote long-term performance and serve as a means of attracting, motivating, and retaining executive officers. Stock options also provide a vital link between the long-term results achieved for our stockholders and the rewards provided to executive officers and other key employees. Option holders only realize value on stock options if our stock price increases and only if they remain employed with us beyond the date their options vest. When our stock price does not grow, our executives realize little value from this component of their compensation. We believe this is appropriate because our stockholders also would not have benefited significantly from owning our stock.
     In February 2009, our Chief Executive Officer recommended stock option grants for our Named Executive Officers. He recommended these grants be made in two equal tranches on June 15 and December 15, which was consistent with our semi-annual grant policy. The 2009 option grants vest at 20% on the first through fifth anniversary of the date of grant and have an exercise price equal to fair market value of our common stock on the grant date. The ten-year option term and five-year vesting period for stock option grants was consistent with stock option grants made to all our employees.
     In February 2009, the Compensation Committee preliminarily approved the size of option grants to our Named Executive Officers. In so doing, the Compensation Committee considered many factors, including the recommendation of our Chief Executive Officer, our potential future financial performance, each Named Executive Officer’s experience and level of responsibility, and our retention risk for each Named Executive Officer. The Compensation Committee does not have a set formula by which it determines which of these factors is more or less important, and the specific factors used and their weighting may vary among individual executives. The Compensation Committee also periodically reviews Risk Metrics Group guidelines as to the appropriate level of stock option awards granted for companies of similar characteristics. Prior to June 15 and December 15, 2009, the Compensation Committee approved the actual grants of stock options to each Named Executive Officer as set forth below, the size of which (in number of shares) remained the same as the option grants made to these executives in 2008 (excluding stock options granted in connection with employment agreement renewals in 2008).

Name	2008	2009
John S. Marr, Jr.	60,000	60,000
Dustin R. Womble	50,000	50,000
Brian K. Miller	40,000	40,000
H. Lynn Moore, Jr.	40,000	40,000
     Stock option awards are made annually to approximately 2–4% of all employees. The Named Executive Officers were awarded approximately 29% of the total stock options granted to employees in 2009 as part of our annual recurring stock option grant program. In 2009, the percentage of total stock option awards for our annually recurring grants to Named Executive Officers was as follows:

Percentage of total
annually recurring
Name	stock option awards
John S. Marr, Jr.	9%
Dustin R. Womble	8%
Brian K. Miller	6%
H. Lynn Moore, Jr.	6%
     Compensation Mix. The mix of the three key elements of 2009 Named Executive Officer compensation is designed with the objective of putting a substantial portion of executive pay at risk. While salaries are intended to be assured, the other two elements only have value if earnings per share goals are met and if the value of our common stock increases. We believe that having a larger measure of key pay elements at risk motivates and challenges our Named Executive Officers to achieve positive returns for our stockholders. For 2009, the proportion of pay at risk for our Named Executive Officers was as follows:

		Compensation at risk
Name	Base Salary	Bonus	Stock Options
John S. Marr, Jr.	31%	34%	35%
Dustin R. Womble	31%	34%	35%
Brian K. Miller	33%	28%	39%
H. Lynn Moore, Jr.	33%	28%	39%

     The table above depicts the relative mix of pay elements for 2009, made up of base salary earned, annual bonus cash incentive earned in 2009 (paid in 2010), and the aggregate grant date fair value of stock option grants made to the executive officers. See “Executive Compensation – Summary Compensation Table” for more detail.
     Additional Considerations. In addition to the general philosophies and specific considerations discussed above, the Compensation Committee discussed in detail the following in determining total compensation for the Named Executive Officers:
•	our 2009 financial performance;

•	terms of employment agreements; and

•	each Named Executive Officer’s annual incentive compensation plan that had been previously approved.
     With respect to our Chief Executive Officer’s 2009 total compensation package, the Compensation Committee also considered the following:
•	management’s goal of year-over-year improved earnings per share growth;

•	management’s focus on strengthening our balance sheet;

•	management’s strategic mission to increase profitability through sustained internal growth, including software-related revenues;

•	management’s directive to develop and deploy premier technology through continued investment;

•	Mr. Marr’s contribution to the achievement of each of these strategic initiatives; and

•	reference to levels of compensation of other chief executive officers of similar sized, publicly held companies and in similar industries.
     After considering all of the factors outlined in this Compensation Discussion and Analysis, the Compensation Committee considered the overall compensation paid to our Named Executive Officers for 2009 to be appropriate and reasonable.
2010 Named Executive Officer Compensation
     In February 2010, the Compensation Committee approved the total compensation packages for each of the Named Executive Officers for 2010, including our Chief Executive Officer. The 2010 total compensation packages will include the same components as 2009 with the adjustments as set forth below.
     Role of the Chief Executive Officer. In February 2010, our Chief Executive Officer, at the request of the Chairman of the Compensation Committee, attended the Compensation Committee meeting. Mr. Marr was asked to provide senior management’s philosophy regarding executive compensation and short- and long-term objectives for the purpose of assisting the Compensation Committee in establishing 2010 total compensation for the Named Executive Officers. In addition, Mr. Marr was asked to present the results of the analysis of the Peer Group and Culpepper Surveys as well as the financial outlook for 2010. Mr. Marr noted that the Named Executive Officers’ 2009 total compensation was below the median and mean as represented by the Peer Group. Mr. Marr made recommendations regarding 2010 base salary increases, annual bonus performance targets and related minimum and maximum bonus payout potentials, and long-term incentives (stock option awards) for each Named Executive Officer, including himself. Mr. Marr also recommended increasing annual stock option grants to the Named Executive Officers by 15-20% per year to compensate for the fact that total annual cash compensation was below the median and mean of the Peer Group, and also recommended changing the vesting schedule for future stock option grants to extend the total vesting period from five years to six years and delay initial vesting by two years, the purpose of which is to more reflect the long-term nature of this component of executive compensation and to further align the interests of the Named Executive Officers with those of the stockholders. Mr. Marr also recommended the adoption of an Executive Compensation Recovery Policy to promote further accountability among senior management as well as to discourage any excessive risk taking. Mr. Marr was excused from the meeting after his presentation and did not participate in the Compensation Committee’s discussion of executive compensation for 2010. The Compensation Committee has the authority to accept, reject or modify the Chief Executive Officer’s recommendations.

     2010 Compensation Committee / Board of Director Actions. In February 2010, the Compensation Committee approved the following 2010 total compensation for the Named Executive Officers and other measures:
          Base Salary. For 2010, the Compensation Committee approved a 3% increase for each of the Named Executive Officer’s annual base salary.
          Annual Cash Bonus. For 2010, the Compensation Committee elected to leave target bonus awards unchanged at 100% of base salary for Mr. Marr and Mr. Womble, and 75% of base salary for Mr. Miller and Mr. Moore. The Compensation Committee further approved the 2010 Incentive Compensation Plan for the Named Executive Officers as well as all employees at graduated scale levels similar to the 2009 Incentive Compensation Plan. Under the 2010 Incentive Compensation Plan to earn 100% of the target bonus for 2010, the Company must achieve the earnings per share goal of $0.84 to $0.869, which was based on our operating plan that formed the basis of our published 2010 earnings guidance and was reviewed by our Board of Directors. In order to achieve the threshold bonus of 40% of target, the Company must achieve 79% of the earnings per share goal, a range of $0.66 to $0.689.
          Stock Options. For 2010, the Compensation Committee preliminarily approved a 20% increase in the stock option grants to the Named Executive Officers from the 2009 stock option grants, which will be issued on or about June 15 and December 15, 2010, subject to final approval by the Compensation Committee. In addition, the Compensation Committee approved a change in the vesting of options granted in 2010 and thereafter. Prior to 2010, all stock options granted to the Named Executive Officers vested at 20% per year on the first through the fifth anniversary of the date of grant. Options granted to the Named Executive Officers beginning in 2010 shall vest at 25% per year on the third through the sixth anniversary of the date of grant. The Compensation Committee believes that the delayed and extended vesting schedule emphasizes the long-term nature of this compensation component, thereby further aligning the interests of the Named Executive Officers with those of the stockholders.
          Executive Compensation Recovery Policy. Accountability is a fundamental value to Tyler Technologies. To reinforce this value through our executive compensation program, the Board of Directors adopted an Executive Compensation Recovery Policy in February 2010. The policy applies to our Named Executive Officers, division presidents, senior financial management and division controllers and is included in the executive compensation plans for each such individual beginning January 1, 2010.
     Under this policy, if, in the opinion of the independent directors of the Board, an executive engages in fraud or intentional misconduct that causes a material restatement of our financial statements, then the independent directors shall have the discretion to use their best efforts to remedy the misconduct and prevent its recurrence. Based upon the facts and circumstances surrounding the restatement, the independent directors may direct us to recover all or a portion of any bonus or incentive compensation paid, adjust the future compensation of the executive, and dismiss, or take legal action against, the executive, in each case as the independent directors determines is in our best interests. The remedies that may be sought by the independent directors are subject to a number of conditions, including, that: (1) the bonus or incentive compensation to be recouped was calculated based upon the financial results that were restated; (2) the executive in question engaged in fraud or intentional misconduct; and (3) the bonus or incentive compensation calculated under the restated financial results is less than the amount actually paid or awarded.
Other Compensation Topics
     Benefits. Our Named Executive Officers are eligible for the same benefits made available to other full-time employees generally, including our 401(k) Savings Plan, Employee Stock Purchase Plan, health and dental care plans, life insurance plans, disability plans, and other welfare benefit programs.
     Severance and Change in Control Agreements. Our Named Executive Officers have employment contracts that provide for a severance payment equal to each executive’s base salary and target bonus and a non-compete payment equal to his base salary and target bonus upon the executive’s termination of employment without cause, or upon the executives’ termination of employment upon a change in control. In addition, upon a change in control all unvested options previously granted to each Named Executive Officer would immediately become vested and exercisable. For more information, see “Compensation Discussion and Analysis – Employment Contracts.”

     Tax Consequences of Certain Forms of Compensation. The following is a summary of principal federal income tax consequences of certain transactions under our compensation plan. It does not describe all federal tax consequences of our compensation plan, nor does it describe state and local tax consequences.
          Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then upon sale of such shares, any amount realized in excess of the incentive option price will be taxed to the optionee as a long-term capital gain, any loss sustained will be a long-term capital loss, and we will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.
     If shares acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above, generally the optionee will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise over the option price and we will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the stock option is paid by tendering shares.
          Non-Qualified Options. We also grant to executives non-qualified stock options that do not qualify for the tax treatment described above. No income is realized by the optionee at the time the option is granted. Generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and we receive a tax deduction for the same amount. At disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.
Employment Contracts
     In February 2008, we entered into five-year employment agreements with John S. Marr, Jr., Dustin R. Womble, Brian K. Miller, and H. Lynn Moore, Jr. Under the terms of the agreements, Messrs. Marr, Womble, Miller and Moore will receive minimum base salaries of $395,000, $333,000, $250,000, and $250,000, respectively. They also participate in performance bonus or incentive compensation plans made available to our comparable-level employees and receive all employee benefits and perquisites normally offered to our executive employees. Each agreement provides for a severance payment equal to each executive’s base salary and target bonus and a non-compete payment equal to his base salary and target bonus upon the executive’s termination of employment without cause, or upon the executives’ termination of employment upon a change in control. A change in control is defined as our merger or consolidation into an unaffiliated entity, our dissolution or liquidation, the sale of all or substantially all of our assets, the acquisition by any person, entity or group of more than 50% of our voting stock, or a change in the majority of our Board of Directors that was not approved by the then existing directors. In addition to the severance payment and the non-compete payment, each agreement also provides that we will continue to provide medical benefits for twelve months after the date of termination. In the event of a change in control, all unvested options previously granted to Messrs. Marr, Womble, Miller, and Moore would immediately become vested and exercisable.
     In addition, the employment agreements provided that Messrs. Marr, Womble, Miller, and Moore be granted options to purchase respectively 400,000, 250,000, 150,000, and 150,000 shares of Tyler’s common stock. The options were granted at an exercise price equal to the closing market price of Tyler’s common stock as reported by the New York Stock Exchange as of the effective date of the grant (May 15, 2008). The options vest in equal installments on the first, second, third, fourth, and fifth anniversary of the date of grant and are subject to terms and conditions of the 2000 Stock Option Plan and our standard option agreement under that plan.
     We developed a standard severance package for our Named Executive Officers, because we believe it is necessary to attract and retain qualified executive officers and to minimize the distraction caused by a potential transaction and reduce the risk that an executive officer departs Tyler before an acquisition is consummated. We believe that a pre-existing plan allows our executive officers to focus on continuing normal business operations and on the success of a potential business combination, rather than on seeking alternative employment. We further believe that our employment agreements ensure stability and will enable our executive officers to maintain a balanced perspective in making overall business decisions during a potentially uncertain period. The Compensation Committee applied its best judgment in developing the severance package after considering each executive’s overall compensation package, the rapidly changing environment for technology-based companies, the average time required to obtain employment for equivalent job duties, and the amount of payment made to executives in the event of termination without cause or upon a change in control.
Compensation Committee Report
     The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Compensation Discussion and Analysis be included in this proxy statement.
          This report is submitted by the Compensation Committee.
Michael D. Richards, Chairman
J. Luther King, Jr.
G. Stuart Reeves
Compensation Committee Interlocks and Insider Participation
     In 2009, the Compensation Committee consisted of Michael D. Richards (Chairman), J. Luther King, Jr., and G. Stuart Reeves. No member of the Compensation Committee was an officer or employee of Tyler. None of our executive officers served on the Compensation Committee of any other entity.

EXECUTIVE COMPENSATION
Summary Compensation Table
     The following table sets forth certain information regarding the compensation paid to our Named Executive Officers for all of the services they rendered to us during 2009, 2008, and 2007.

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	($)	($)	($)	($) (1)	($) (2)	($)	($) (3)		Total ($)
John S. Marr, Jr.	2009	$407,000			$457,551	$447,700		$9,901		$1,322,152
Chief Executive Officer	2008	$395,000			$3,208,500	$671,500		$8,301		$4,283,301
and President	2007	$380,000			$605,652	$430,000		$8,176		$1,423,828

Dustin R. Womble	2009	$343,000			$381,293	$377,300		$16,471	(3)	$1,118,064
Executive Vice	2008	$333,000			$2,083,750	$566,100		$14,131	(3)	$2,996,981
President; Chief	2007	$320,000			$504,710	$320,000		$19,170	(3)	$1,163,880
Executive Officer of both the Courts and Justice division and Local Government division

Brian K. Miller	2009	$257,500			$305,034	$212,438		$2,776		$777,748
Executive Vice President,	2008	$250,000			$1,313,000	$318,750		$5,940		$1,887,690
Chief Financial	2007	$235,000			$302,826	$117,500		$4,668		$659,994
Officer and Treasurer

H. Lynn Moore, Jr.	2009	$257,500			$305,034	$212,438		$3,856		$778,828
Executive Vice President,	2008	$250,000			$1,313,000	$318,750		$2,376		$1,884,126
General Counsel and	2007	$235,000			$302,826	$117,500		$2,224		$657,550
Secretary

(1)	Represents aggregate grant date fair value of awards granted and calculated in accordance with Accounting Standards Codification Topic 718, Stock Compensation. Such grants provide our executive officers the opportunity to purchase shares of Tyler common stock at some future date at the fair market value of the stock on the date of grant. For additional information on the valuation assumptions refer to note 10 of the Tyler Technologies’ financial statements in the Form 10-K for the year ended December 31, 2009, as filed with the SEC. This fair value does not represent cash received by the executive in 2009, but potential earnings contingent on Tyler’s future performance. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when stockholders benefit from stock price appreciation and, as such, further align management’s interest with those of our stockholders.

Option awards in 2008 include stock options granted in connection with employment agreement renewals as well as normal recurring annual stock options grants.

(2)	These amounts consist of amounts earned under Tyler’s bonus plan for each respective year and paid in the following year.

(3)	All other compensation includes amounts contributed or accrued by Tyler under our 401(k) Savings Plan, tickets to sporting events, a charitable donation made on behalf of Mr. Womble, and disability insurance premiums paid on behalf of Mr. Womble.

Grants of Plan-Based Awards in 2009
     The following table sets forth certain information relating to grants of plan-based awards to the Named Executive Officers during 2009.

								All Other
								Stock	All Other
								Awards:	Option Awards:
								Number of	Number of	Exercise or
		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity			Shares of	Securities	Base Price of
		Incentive Plan Awards (1)			Incentive Plan Awards			Stock or	Underlying	Option	Grant Date Fair Value
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Units	Options	Awards	of Stock and Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#) (2)	($/Sh)	Awards (3) ($)
John S. Marr, Jr.	2/25/2009	$—	$407,000	$732,600
	6/15/2009								30,000	$16.33	$216,204
	12/15/2009								30,000	$19.20	$241,347

Dustin R. Womble	2/25/2009	$—	$343,000	$617,400
	6/15/2009								25,000	$16.33	$180,170
	12/15/2009								25,000	$19.20	$201,123

Brian K. Miller	2/25/2009	$—	$193,125	$347,625
	6/15/2009								20,000	$16.33	$144,136
	12/15/2009								20,000	$19.20	$160,898

H. Lynn Moore, Jr.	2/25/2009	$—	$193,125	$347,625
	6/15/2009								20,000	$16.33	$144,136
	12/15/2009								20,000	$19.20	$160,898

(1)	The target and maximum plan award amounts reported in these columns are derived from our 2009 Bonus Plan. The actual payout amounts for 2009 are set forth in the Non-Equity Incentive Plan Compensation column of our Summary Compensation Table above.

(2)	The options awarded on June 15, 2009 and December 15, 2009 were granted as part of Tyler’s broad-based annual stock option grant. The options vest and become exercisable in five equal annual installments from the date of grant and have a contractual term of ten years. The option terms are the same for all the options granted to employees on June 15, 2009 and December 15, 2009.

(3)	The aggregate grant date fair value is determined in accordance with Accounting Standards Codification Topic 718, Stock Compensation, and does not represent cash received by the Named Executive Officers in 2009. The grant date fair value represents potential earnings contingent on Tyler’s future performance. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when stockholders benefit from stock price appreciation and, as such, further align management’s interest with those of our stockholders.

Outstanding Equity Awards at Year-End
     The following table shows outstanding equity awards for each of the Named Executive Officers at December 31, 2009:

	Option Awards					Stock Awards
			Equity Incentive				Market
			Plan Awards:			Number	Value of	Equity Incentive	Equity Incentive
	Number of	Number of	Number of			of Shares	Shares or	Plan Awards:	Plan Awards:
	Securities	Securities	Securities			or Units	Units of	Number of	Market or Payout
	Underlying	Underlying	Underlying			of Stock	Stock	Unearned Shares,	Value of Unearned
	Unexercised	Unexercised	Unexercised	Option		That Have	That Have	Units or Other	Shares, Units or
	Options	Options	Unearned	Exercise	Option	Not	Not	Rights That Have	Other Rights That
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Not Vested	Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)	Date	(#)	($)	(#)	($)
John S. Marr, Jr.	500,000	—	—	$4.58	7/1/2013
	80,000	20,000	—	$7.52	7/26/2015
	12,000	18,000	—	$13.29	3/2/2017
	12,000	18,000	—	$12.26	6/15/2017
	12,000	18,000	—	$14.93	12/14/2017
	80,000	320,000	—	$15.00	5/15/2018
	6,000	24,000	—	$14.98	6/13/2018
	6,000	24,000	—	$12.14	12/15/2018
	—	30,000	—	$16.33	6/15/2019
	—	30,000	—	$19.20	12/15/2019

Dustin R. Womble	22,014	—	—	$3.60	3/4/2013
	121,614	—	—	$4.58	7/1/2013
	80,000	20,000	—	$7.52	7/26/2015
	60,000	40,000	—	$11.02	7/26/2016
	10,000	15,000	—	$13.29	3/2/2017
	10,000	15,000	—	$12.26	6/15/2017
	10,000	15,000	—	$14.93	12/14/2017
	50,000	200,000	—	$15.00	5/15/2018
	5,000	20,000	—	$14.98	6/13/2018
	5,000	20,000	—	$12.14	12/15/2018
	—	25,000	—	$16.33	6/15/2019
	—	25,000	—	$19.20	12/15/2019

Brian K. Miller	53,188	16,000	—	$7.52	7/26/2015
	6,000	9,000	—	$13.29	3/2/2017
	6,000	9,000	—	$12.26	6/15/2017
	6,000	9,000	—	$14.93	12/14/2017
	30,000	120,000	—	$15.00	5/15/2018
	4,000	16,000	—	$14.98	6/13/2018
	4,000	16,000	—	$12.14	12/15/2018
	—	20,000	—	$16.33	6/15/2019
	—	20,000	—	$19.20	12/15/2019

H. Lynn Moore, Jr.	64,000	16,000	—	$7.52	7/26/2015
	6,000	9,000	—	$13.29	3/2/2017
	6,000	9,000	—	$12.26	6/15/2017
	6,000	9,000	—	$14.93	12/14/2017
	30,000	120,000	—	$15.00	5/15/2018
	4,000	16,000	—	$14.98	6/13/2018
	4,000	16,000	—	$12.14	12/15/2018
	—	20,000	—	$16.33	6/15/2019
	—	20,000	—	$19.20	12/15/2019

Option Exercises and Stock Vested
     The following table shows stock option exercises during 2009 by each of the Named Executive Officers:

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized	Acquired on	Value Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)
John S. Marr, Jr.	—	$—

Dustin R. Womble	30,000	$394,100

Brian K. Miller	25,812	$301,965

H. Lynn Moore, Jr.	20,000	$298,860
Potential Payments under Employment Contracts
     The Named Executive Officers would have been eligible to receive the payments set forth in the table below had their employment been terminated on December 31, 2009, including if a change in control had occurred during 2009.

	Termination Without Cause		Upon a Change in Control
	Lump Sum		Lump Sum
	Severance and	Continuation of	Severance and	Continuation of	Accelerated
	Non-Compete	Health Care	Non-Compete	Insurance	Vesting of Stock
Name	Payment	Benefit	Payment	Benefit	Options
John S. Marr, Jr.	$1,628,000	$12,420	$1,628,000	$12,420	$2,910,306

Dustin R. Womble	$1,372,000	$11,461	$1,372,000	$11,461	$2,177,961

Brian K. Miller	$901,250	$12,516	$901,250	$12,516	$1,323,296

H. Lynn Moore, Jr.	$901,250	$12,420	$901,250	$12,420	$1,323,296

Director Compensation
     The following table sets forth a summary of the compensation paid to our non-employee directors in 2009.

						Change in
						Pension Value
						and Nonqualified
	Fees Earned				Non-Equity	Deferred
	or Paid in		Option		Incentive Plan	Compensation	All Other
	Cash	Stock Awards	Awards		Compensation	Earnings	Compensation	Total
Name	($) (1)	($)	($) (2)		($)	($)	($)	($)
Donald R. Brattain	$47,500		$31,400	(3)				$78,900

J. Luther King, Jr.	$38,000		$31,400	(4)				$69,400

G. Stuart Reeves	$38,750		$31,400	(5)				$70,150

Michael D. Richards	$27,500		$31,400	(6)				$58,900

(1)	Non-employee directors receive the following compensation:
•	An annual retainer of $25,000 for the chairman of the Audit Committee and $15,000 for the other non-employee directors.

•	A fee of $2,500 for each Board meeting attended in person and $1,250 for each Board meeting attended via telephone.

•	A fee of $2,500 for each Audit Committee meeting attended in person and $1,250 for each Audit Committee meeting attended via telephone.

•	A fee of $1,000 for each Compensation Committee meeting attended in person and $500 for each Compensation Committee meeting attended via telephone.

•	A fee of $1,000 for each Nominating and Governance Committee meeting attended in person and $500 for each Nominating and Governance Committee meeting attended via telephone.

•	Reimbursement for reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board of Directors or its committees and related activities.

(2)	Represents aggregate grant date fair value of awards granted in 2009 and calculated in accordance with Accounting Standards Codification Topic 718, Stock Compensation. Such grants provide our directors the opportunity to purchase shares of Tyler common stock at some future date at the fair market value of the stock on the date of grant. In May 2009, our directors were each granted options to purchase 5,000 shares of Tyler common stock at $15.69 per share. The fair value for the options granted to our non-employee directors was actuarially determined to be $6.28 per option share. This value does not represent cash received by our directors in 2009, but potential earnings contingent on Tyler’s future performance. Stock option grants are designed to provide long-term (up to ten years) incentives and rewards linked directly to the price of our common stock. Stock options add value to the recipient only when stockholders benefit from stock price appreciation and, as such, further align our director’s interest with those of our stockholders.

(3)	Total aggregate shares underlying outstanding stock options as of December 31, 2009 were 45,000.

(4)	Total aggregate shares underlying outstanding stock options as of December 31, 2009 were 45,000.

(5)	Total aggregate shares underlying outstanding stock options as of December 31, 2009 were 115,000.

(6)	Total aggregate shares underlying outstanding stock options as of December 31, 2009 were 55,000.
REPORT OF THE AUDIT COMMITTEE
     The Audit Committee assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent auditors’ qualifications and independence, the performance of our independent auditors, the effectiveness of our disclosure controls and of our internal control over financial reporting, and risk assessment and risk management. The Audit Committee manages the relationship with our independent auditors (who report directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting, or other advisors as the Audit Committee deems necessary to carry out its duties and to receive appropriate funding, as determined by the Audit Committee, from us for such advice and assistance.
     Management has the primary responsibility for our reporting process, including our systems of internal controls, and for preparing our financial statements. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements contained in the Annual Report, including a detailed discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of the significant judgments, and the clarity of disclosures in the financial statements.
     The Audit Committee meets with the independent auditors, with and without management present, to discuss the overall scope and plans for the audits and the results of their examinations. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the accounting principles and such other matters as are required to be discussed under Statement of Auditing Standards No. 61, Communications with Audit Committees (SAS 61), as amended and as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T. The Audit Committee also reviewed management’s report on internal control over financial reporting and the independent registered public accounting firm’s related opinions. In addition, the Audit Committee received from the independent auditors written disclosures regarding the auditors’ independence required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with the independent auditors, the independent auditors’ independence. The Audit Committee met five times during 2009.
     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2009 for filing with the SEC.
     This report is submitted by the Audit Committee.
Donald R. Brattain, Chairman
J. Luther King, Jr.
G. Stuart Reeves

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
     Our directors and executive officers seek approval from the Board of Directors prior to entering into a business arrangement that may be deemed a conflict of interest as described in our Code of Business Conduct and Ethics. Examples of transactions that may be considered a conflict of interest include:
•	to receive or give more than a token value to anyone that has a business relationship with us;

•	to lend to or borrow from individuals or concerns that do business with or compete with us, except banks and other financial institutions;

•	to serve as an officer, director, employee, or consultant or receive income from any enterprise doing business with or competing with us;

•	to own an interest in or engage in the management of an organization providing services or products to us, or to which we sell or compete, except when such interest (a) comprises publicly traded securities listed on a national securities exchange or the OTC margin list and (b) is not in excess of 5% of the securities of such company; and

•	to knowingly cause, either directly or indirectly, us to enter into a business transaction with a close relative of the director or executive officer or a business enterprise of such relative.
     In addition, we review, on an annual basis, our financial records to ensure all related party transactions are identified, quantified, and adequately disclosed. Also, each director and executive officer must disclose in writing any known related party transactions associated with completion of the annual director and officer questionnaire.
     In 2009, we made lease payments of $2.0 million for certain office space in Falmouth, Maine, to an entity in which Mr. Marr’s father and brother have a 100% ownership interest. The lease is at current prevailing fair market rates for the area. John S. Marr, Jr. does not have an interest in the entity that leases property to us and the lease arrangement existed at the time we acquired the division that occupies this property. We employ Dane L. Womble, a brother of Dustin R. Womble. Dane L. Womble received $227,000 in salary and bonus compensation in 2009 in exchange for services rendered.
MULTIPLE STOCKHOLDERS SHARING THE SAME ADDRESS
     If you and other residents at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice is known as “householding,” designed to reduce our printing and postage costs. However, if any stockholder residing at such an address wishes to receive a separate annual report or proxy statement, he or she may telephone the Investor Relations Department at 972-713-3714 or write to it at Tyler Technologies, Inc., 5949 Sherry Lane, Suite 1400, Dallas, Texas 75225.
STOCKHOLDER PROPOSALS
     Any proposal that a stockholder desires to present at the 2011 annual meeting must be received by us at our corporate headquarters no later than December 1, 2010.

By Order of the Board of Directors,

H. Lynn Moore, Jr.
Executive Vice President,
General Counsel, and Secretary
Dallas, Texas
March 31, 2010

APPENDIX A
TYLER TECHNOLOGIES, INC.
2010 STOCK OPTION PLAN
          1. ESTABLISHMENT OF PLAN. Tyler Technologies, Inc. establishes the “Tyler Technologies, Inc. 2010 Stock Option Plan,” effective as of May 13, 2010 (the “Effective Date”). Options granted under the Plan shall be subject to the terms of the Plan as set forth herein, as it may be amended from time to time.
          2. PURPOSE. The purposes of the Plan are to (i) offer selected Employees, Directors and Consultants an equity ownership interest and opportunity to participate in the growth and financial success of the Company, (ii) provide the Company an opportunity to attract and retain the best available personnel for positions of substantial responsibility, (iii) create long-term value and to provide incentives to such Employees, Directors and Consultants by means of market-driven and performance-related stock-based Options to achieve long-term performance goals, and (iv) to promote the growth and success of the Company’s business by aligning the financial interests of selected Employees, Directors and Consultants with that of the other shareholders of the Company. Toward these objectives, the Plan provides for the grant of Options.
          3. DEFINITIONS. As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:
          (a) “Affiliate” means (i) any corporation, partnership or other entity which owns, directly or indirectly, a majority of the voting equity securities of the Company, (ii) any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (iii) with respect to an Option that is intended to be an Incentive Stock Option, (A) any “parent corporation” of the Company, as defined in Section 424(e) of the Code or (B) any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code; provided, that in each case, an Affiliate must be a “recipient corporation” as described in Treasury Regulations issued under Section 409A of the Code.
          (b) “Board” means the Board of Directors of the Company.
          (c) “Change in Control” of the Company means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation and as a result of the merger or consolidation less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding voting securities; or (v) the Company transfers substantially all of its assets to another corporation which is not controlled by the Company.

          (d) “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.
          (e) “Committee” means the committee, as constituted from time to time, of the Board that is appointed by the Board to administer the Plan; provided, however, that while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary in each case to satisfy such requirements with respect to Options granted under the Plan. Within the scope of such authority, the Committee may (i) delegate to a committee of one or more members of the Board who are not Outside Directors the authority to grant Options to eligible persons who are either (A) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Options or (B) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code and/or (ii) delegate to a committee of one or more members of the Board who are not Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to Section 16 of the Exchange Act.
          (f) “Common Stock” means the Common Stock, $0.01 par value per share, of the Company or the common stock that the Company may in the future be authorized to issue (as long as the common stock varies from that currently authorized, if at all, only in amount of par value).
          (g) “Company” means Tyler Technologies, Inc., a Delaware corporation.
          (h) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Affiliate to render consulting or advisory services to the Company or such Affiliate and who is a “consultant or advisor” within the meaning of Rule 701 promulgated under the Securities Act or Form S-8 promulgated under the Securities Act.
          (i) “Continuous Service” means that the provision of services to the Company or an Affiliate in any capacity of Employee, Director or Consultant is not interrupted or terminated. Except as otherwise provided in a particular Option Agreement, service shall not be considered interrupted or terminated for this purpose in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Affiliate, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or an Affiliate in any capacity of Employee, Director or Consultant. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of each Incentive Stock Option, if such leave exceeds ninety (90) days, and re-employment upon expiration of such leave is not guaranteed by statute or contract, then the Incentive Stock Option shall be treated as a Non-Qualified Stock Option on the day that is three (3) months and one (1) day following the expiration of such ninety (90)-day period.
          (j) “Covered Employee” means the Chief Executive Officer and the four other most highly compensated officers of the Company for whom total compensation is required to be reported to shareholders under Regulation S-K, as determined for purposes of Section 162(m) of the Code.
          (k) “Director” means a member of the Board.
          (l) “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock

Option may be exercised under the terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
          (m) “Employee” means any person, including an Officer or Director, who is employed within the meaning of Section 3401 of the Code by the Company or an Affiliate. The provision of compensation by the Company or an Affiliate to a Director solely with respect to such individual rendering services in the capacity of a Director, however, shall not be sufficient to constitute “employment” by the Company or that Affiliate.
          (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.
          (o) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
     (i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination (or if no such price or bid is reported on that day, on last market trading day prior to the day of determination), as reported in The Wall Street Journal or such other source as the Committee deems reliable.
     (ii) In the absence of any such established markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee in a manner consistent with Section 409A of the Code.
          (p) “Incentive Stock Option” means an Option granted to an Employee under the Plan that meets the requirements of Section 422 of the Code.
          (q) “Non-Employee Director” means a Director of the Company who either (i) is not an Employee or Officer, does not receive compensation (directly or indirectly) from the Company or an Affiliate in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
          (r) “Non-Qualified Stock Option” means an Option granted under the Plan that is not intended to be an Incentive Stock Option.
          (s) “Officer” means a person who is an “officer” of the Company or any Affiliate within the meaning of Section 16 of the Exchange Act (whether or not the Company is subject to the requirements of the Exchange Act).

          (t) “Option” means a stock option granted pursuant to the Plan to purchase a specified number of shares of Common Stock, whether granted as an Incentive Stock Option or as a Non-Qualified Stock Option.
          (u) “Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Optionee, including any amendments thereto.
          (v) “Optionee” means an individual to whom an Option has been granted under the Plan.
          (w) “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or an “affiliated corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or an “affiliated corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
          (x) “Plan” means this Tyler Technologies, Inc. 2010 Stock Option Plan, as set forth herein and as it may be amended from time to time.
          (y) “Qualifying Shares” means shares of Common Stock which either (i) have been owned by the Optionee for more than six (6) months and have been “paid for” within the meaning of Rule 144 promulgated under the Securities Act, or (ii) were obtained by the Optionee in the public market.
          (z) “Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.
          (aa) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.
          (bb) “Section” means a section of the Plan unless otherwise stated or the context otherwise requires.
          (cc) “Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.
          (dd) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
          4. STOCK OPTION GRANTS AVAILABLE UNDER THE PLAN. Options granted under this Plan may be (a) Incentive Stock Options and (b) Non-Qualified Stock Options.
          5. SHARES SUBJECT TO PLAN. Subject to adjustment pursuant to Section (a) hereof, the total amount of Common Stock with respect to which Options may be granted under the Plan shall not exceed 5,000,000 shares of Common Stock. Any shares of Common Stock covered by an Option (or a portion of an Option) that is forfeited or canceled, or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Plan and shall again be available for Options under the Plan. At all times during the term of the Plan, the Company shall reserve and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Options under the Plan. Nothing in this Section 5 shall impair the right of the Company to reduce the number of outstanding shares of Common Stock pursuant to repurchases, redemptions, or otherwise; provided, however, that no reduction in the number of outstanding shares of Common Stock shall (i) impair the validity of any outstanding Option, whether or not that Option is fully exercisable, or (ii) impair the status of any shares of Common Stock previously issued pursuant to an Option as duly authorized, validly issued, fully paid, and nonassessable. The shares to be delivered under the Plan shall be made available from (i) authorized but unissued shares of Common Stock or (ii) Common Stock held in the treasury of the Company, in each case as the Committee may determine from time to time in its sole discretion.
          6. ELIGIBILITY. Options other than Incentive Stock Options may be granted to Employees, Officers, Directors, and Consultants. Incentive Stock Options may be granted only to Employees (including Officers and Directors who are also Employees), as limited by clause (iii) of Section (a). The Committee in its sole discretion shall select the recipients of Options. An Optionee may be granted more than one Option under the Plan, and Options may be granted at any time or times during the term of the Plan. The grant of an Option to an Employee, Officer, Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Options under the Plan.
          7. LIMITATION ON INDIVIDUAL OPTIONS. Subject to the provisions of Section (a), the maximum number of shares of Common Stock that may be subject to Options granted to any one person under the Plan during any calendar year shall not exceed 1,000,000 shares of Common Stock. The limitation set forth in the preceding sentence shall be applied in a manner which will permit compensation generated under the Plan to constitute “performance-based” compensation for purposes of Section 162(m) of the Code, including counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any shares of Common Stock subject to Options that are canceled or repriced.
          8. TERMS AND CONDITIONS OF OPTIONS. The Committee shall determine (i) whether each Option shall be granted as an Incentive Stock Option or a Non-Qualified Stock Option and (ii) the provisions, terms and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, repurchase provisions, forfeiture provisions, methods of payment, and all other terms and conditions of the Option, subject to the following:
     (a) Form of Option Grant. Each Option granted under the Plan shall be evidenced by a written Option Agreement in such form (which need not be the same for each Optionee) as the Committee, or if applicable the Chief Executive Officer, from time to time approves, but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.
     (b) Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option unless otherwise specified by the Committee. The Option Agreement evidencing the Option will be delivered to the Optionee with a copy of the Plan and other relevant Option documents, within a reasonable time after the date of grant.

     (c) Exercise Price. The exercise price of an Option shall be not less than 100% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option. The exercise price of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock on the date of grant of the Option.
     (d) Exercise Period. Options shall be exercisable within the time or times or upon the event or events determined by the Committee and set forth in the Option Agreement; provided, however, that no Option shall be exercisable later than the expiration of ten (10) years from the date of grant of the Option, and provided further, that no Incentive Stock Option granted to a Ten Percent Shareholder shall be exercisable after the expiration of five (5) years from the date of grant of the Option.
     (e) Limitations on Incentive Stock Options. The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of incentive stock options (within the meaning of Section 422 of the Code) granted under any other incentive stock option plan of the Company or an Affiliate shall not exceed $100,000. If the Fair Market Value of stock with respect to which all incentive stock options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute incentive stock options within the meaning of Section 422 of the Code and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit than the one described in this (e), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.
     (f) Transferability of Options. Options granted under the Plan, and any interest therein, shall not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the Optionee only by the Optionee; provided, that the Optionee may, however, designate persons who or which may exercise his Options following his death.
     (g) Acquisitions and Other Transactions. The Committee may, from time to time, assume outstanding options granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Option under the Plan in replacement of or in substitution for the option assumed by the Company, or (ii) treating the assumed option as if it had been granted under the Plan if the terms of such assumed option could be applied to an Option granted under the Plan. Such assumption shall be permissible if the holder of the assumed option would have been eligible to be granted an Option hereunder if the other entity had applied the rules of this Plan to such grant. The Committee also may grant Options under the Plan in settlement of or substitution for, outstanding options or obligations to grant future options in connection with the Company or an Affiliate acquiring another entity, an interest in another entity or an additional interest in an Affiliate whether by merger, stock purchase, asset purchase or other form of transaction. Notwithstanding the foregoing provisions of this Section 8, in the case of an Option issued or assumed pursuant to this Section (g), the exercise price for the Option shall be determined in accordance with the principles of Section 424(a) of the Code and the Treasury regulations promulgated thereunder.
          9. EXERCISE OF OPTIONS.
          a) Notice. Options may be exercised only by delivery to the Company of a written exercise notice approved by the Committee (which need not be the same for each Optionee), stating the number of shares of Common Stock being purchased, the method of payment, and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares of Common Stock upon exercise of the Option, together with payment in full of the exercise price for the number of shares of Common Stock being purchased. Such exercise notice may be part of an Optionee’s Option Agreement.
          b) Payment. Payment for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, if elected by the Optionee and in one or more of the following methods stated in the Option Agreement (at the date of grant with respect to any Option granted as an Incentive Stock Option) and where permitted by law: (i) if a public market for the Common Stock exists, through a “same day sale” arrangement between the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers, Inc. (an “NASD Dealer”) whereby the Optionee elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (ii) if a public market for the Common Stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; or (iii) by surrender for cancellation of Qualifying Shares at the Fair Market Value per share at the time of exercise (provided that such surrender does not result in an accounting charge for the Company). No shares of Common Stock may be issued until full payment of the purchase price therefor has been made.
          c) Withholding Taxes. The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of federal or state income taxes or other taxes with respect to the exercise of any Option granted under the Plan. Prior to issuance of the shares of Common Stock upon exercise of an Option, the Optionee shall pay or make adequate provision acceptable to the Committee for the satisfaction of the statutory minimum prescribed amount of any federal or state income or other tax withholding obligations of the Company, if applicable. Upon exercise of an Option, the Company shall withhold or collect from the Optionee an amount sufficient to satisfy such tax withholding obligations.
          d) Exercise of Option Following Termination of Continuous Service.
               i) An Option may not be exercised after the expiration date of such Option set forth in the Option Agreement and may be exercised following the termination of an Optionee’s Continuous Service only to the extent provided in the Option Agreement.
               ii) Where the Option Agreement permits an Optionee to exercise an Option following the termination of the Optionee’s Continuous Service for a specified period, the Option shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Option, whichever occurs first.

               iii) Any Option designated as an Incentive Stock Option, to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of an Optionee’s Continuous Service, shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Option Agreement.
               iv) The Committee shall have discretion to determine whether the Continuous Service of an Optionee has terminated and the effective date on which such Continuous Service terminates and whether the Optionee’s Continuous Service terminated as a result of the Disability of the Optionee.
          e) Limitations on Exercise.
               i) The Committee may specify a reasonable minimum number of shares of Common Stock or a percentage of the shares subject to an Option that may be purchased on any exercise of an Option; provided, that such minimum number will not prevent Optionee from exercising the full number of shares of Common Stock as to which the Option is then exercisable.
               ii) The obligation of the Company to issue any shares of Common Stock pursuant to the exercise of any Option shall be subject to the condition that such exercise and the issuance and delivery of such shares pursuant thereto comply with the Securities Act, all applicable state securities laws and the requirements of any stock exchange or national market system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.
               iii) As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the shares of Common Stock are being purchased only for investment and without any present intention to sell or distribute such shares of Common Stock if, in the opinion of counsel for the Company, such a representation is required by any securities or other applicable laws.
          f) Modification, Extension And Renewal of Options. The Committee shall have the power to modify, cancel, extend or renew outstanding Options and to authorize the grant of new Options in substitution therefor (regardless of whether any such action would be treated as a repricing for financial accounting or other purposes), provided that (except as permitted by Section 0 of this Plan) any such action may not, without the written consent of any Optionee, (i) impair any rights under any Option previously granted to such Optionee or (ii) cause the Option to become subject to Section 409A of the Code. Any outstanding Incentive Stock Option that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code.
          g) Privileges of Stock Ownership. No Optionee will have any of the rights of a shareholder with respect to any shares of Common Stock subject to an Option until such Option is properly exercised and the purchased shares are issued and delivered to the Optionee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided in the Plan.

          10. ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.
               (a) Capital Adjustments. The number of shares of Common Stock (i) covered by each outstanding Option granted under the Plan, the exercise or purchase price of such outstanding Option, and any other terms of the Option that the Committee determines requires adjustment and (ii) available for issuance under Sections 5 and 7 shall be adjusted to reflect, as deemed appropriate by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the Company without receipt of consideration, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share will not be issued upon exercise of any Option, and either (i) any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock issuable under the Option will be rounded down to the nearest whole number, as determined by the Committee. Except as the Committee determines, no issuance by the Company of shares of capital stock of any class, or securities convertible into shares of capital stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.
               (b) Dissolution or Liquidation. The Committee shall notify the Optionee at least twenty (20) days prior to any proposed dissolution or liquidation of the Company. Unless provided otherwise in an individual Option Agreement or in a then-effective written employment agreement between the Optionee and the Company or an Affiliate, to the extent that an Option has not been previously exercised, any such Option shall expire immediately prior to consummation of such dissolution or liquidation.
               (c) Change in Control.Unless specifically provided otherwise with respect to Change in Control events in an individual Option Agreement or in a then-effective written employment agreement between the Optionee and the Company or an Affiliate, if, during the effectiveness of the Plan, a Change in Control occurs, then the Options outstanding immediately before the Change of Control will be assumed by the surviving corporation or the acquiring corporation or will be converted into options or rights of at least equal value; except that if the surviving corporation or the acquiring corporation refuses to so assume or to so convert the outstanding Options, then the Options shall become fully vested and exercisable, and the Company shall notify each Participant, not later than 20 days prior to the effective date of such Change of Control (except that in the case of a Change of Control described in clause (iii) above in this paragraph, notice shall be given as soon as practicable after that Change of Control), that all his Options have become fully vested and exercisable, whether or not such Options would otherwise then be exercisable under the terms of his Option Agreement. Any such arrangement relating to Incentive Options shall comply with the requirements of Section 422 of the Code and the regulations thereunder. To the extent that the Participants exercise the Options before or on the effective date of the Change of Control, the Company shall issue all Common Stock purchased by exercise of those Options (subject to Optionee’s satisfaction of the requirements of Section 9(c)), and those shares of Common Stock shall be treated as issued and outstanding for purposes of the Change of Control. Upon a Change of Control, where the outstanding Options are not assumed by the surviving corporation or the acquiring corporation, the Plan shall terminate, and any unexercised Options outstanding under the Plan at that date shall terminate.
          11. STOCKHOLDER APPROVAL. The Company shall obtain the approval of the Plan by the Company’s stockholders to the extent required to satisfy Section 162(m) of the Code or to satisfy or comply with any applicable laws or the rules of any stock exchange or national market system on which the Common Stock may be listed or quoted. No Option that is issued as a result of any increase in the number of shares of Common Stock authorized to be issued under the Plan may be exercised prior to the time such increase has been approved by the stockholders of the Company, and all such Options granted pursuant to such increase will similarly terminate if such shareholder approval is not obtained.
          12. ADMINISTRATION. This Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Options granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of this Plan or any Option granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Option or any shares of Common Stock acquired pursuant to an Option.
          13. EFFECT OF PLAN. Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, Director or Consultant any right to be granted an Option or any other rights except as may be evidenced by the Option Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Options granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ahead of or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Option Agreement or in other related documents shall confer upon any Employee, Director or Consultant any right with respect to such person’s Continuous Service or interfere or affect in any way with the right of the Company or an Affiliate to terminate such person’s Continuous Service at any time, with or without cause.
          14. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS. Except as specifically provided in a retirement or other benefit plan of the Company or an Affiliate, Options shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or an Affiliate, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.
          15. AMENDMENT OR TERMINATION OF PLAN. The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of Option Agreement, exercise agreement or instrument to be executed pursuant to the Plan; provided, however, to the extent necessary to comply with the Code, including Sections 162(m) and 422 of the Code, other applicable laws, or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. No Option may be granted after termination of the Plan. Any amendment or termination of the Plan shall not affect Options previously granted, and such Options shall remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing (including an Option Agreement) signed by the Optionee and the Company.
          16. TERM OF PLAN. Unless sooner terminated by action of the Board, the Plan shall terminate on the earlier of (i) the tenth (10th) anniversary of the Effective Date or (ii) the date on which no shares of Common Stock subject to the Plan remain available to be granted as Options under the Plan according to its provisions.

          17. SEVERABILITY AND REFORMATION. The Company intends all provisions of the Plan to be enforced to the fullest extent permitted by law. Accordingly, should a court of competent jurisdiction determine that the scope of any provision of the Plan is too broad to be enforced as written, the court should reform the provision to such narrower scope as it determines to be enforceable. If, however, any provision of the Plan is held to be wholly illegal, invalid, or unenforceable under present or future law, such provision shall be fully severable and severed, and the Plan shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof, and the remaining provisions of the Plan shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance.
          18. GOVERNING LAW. The Plan shall be construed and interpreted in accordance with the laws of the State of Texas.
          19. INTERPRETIVE MATTERS. Whenever required by the context, pronouns and any variation thereof shall be deemed to refer to the masculine, feminine, or neuter, and the singular shall include the plural, and vice versa. The term “include” or “including” does not denote or imply any limitation. The captions and headings used in the Plan are inserted for convenience and shall not be deemed a part of the Plan for construction or interpretation.

ANNUAL MEETING OF STOCKHOLDERS OF
TYLER TECHNOLOGIES, INC.
May 13, 2010
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card
are available at www.tylertech.com
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE,
THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ Donald R. Brattain ¡ J. Luther King, Jr.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ John S. Marr, Jr. ¡ G. Stuart Reeves
¡ Michael D. Richards
☐	FOR ALL EXCEPT (See instructions below)	¡ Dustin R. Womble ¡ John M. Yeaman

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

2.	Adoption of the Tyler Technologies, Inc. 2010 Stock Option Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Ratification of Ernst & Young LLP as independent auditors.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or adjournments thereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ANNUAL MEETING OF STOCKHOLDERS OF
TYLER TECHNOLOGIES, INC.
May 13, 2010

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card.
Vote online until 11:59 PM EST the day before the meeting.
MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.
IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at www.tylertech.com

ê Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. ê

THIS PROXY WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE,
THIS PROXY WILL BE VOTED FOR THE MATTERS SPECIFICALLY REFERRED TO BELOW.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors:

NOMINEES:
☐	FOR ALL NOMINEES	¡ Donald R. Brattain ¡ J. Luther King, Jr.
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ John S. Marr, Jr. ¡ G. Stuart Reeves
¡ Michael D. Richards
☐	FOR ALL EXCEPT (See instructions below)	¡ Dustin R. Womble ¡ John M. Yeaman

INSTRUCTIONS:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

2.	Adoption of the Tyler Technologies, Inc. 2010 Stock Option Plan.	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	Ratification of Ernst & Young LLP as independent auditors.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or adjournments thereof.

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:
Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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☐	■
PROXY
TYLER TECHNOLOGIES, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
As an alternative to completing this form, you may enter your vote instruction via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card.
     The undersigned hereby (1) acknowledges receipt of the Notice dated March 31, 2010 of the annual meeting of stockholders of Tyler Technologies, Inc. (the “Company”) to be held at the Park City Club, 5956 Sherry Lane, Suite 1700, Dallas, Texas, on Thursday, May 13, 2010 at 9:30 a.m. local time, and the proxy statement in connection therewith, and (2) appoints John S. Marr, Jr. and John M. Yeaman, and each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned to vote upon and act with respect to, all of the shares of Common Stock of the Company standing in the name of the undersigned, or with respect to which the undersigned is entitled to vote and act at said meeting and at any adjournment thereof, and the undersigned directs that his proxy be voted as indicated on the reverse side hereof. If only one of the above proxies shall be present in person, or by substitute, at such meeting or any adjournment thereof, that proxy, so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.
     The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitute or any of them may lawfully do by virtue hereof.
(Continued and to be signed on the reverse side)

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